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                                MERGER AGREEMENT

                                  BY AND AMONG

                              EMARKETPLACE, INC.,

                          FULL MOON INTERACTIVE, INC.,

                                  BAYWEB, INC.

                                      AND

                    THE PRINCIPAL SELLERS IDENTIFIED HEREIN


                          Dated as of June 26, 2000

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                               TABLE OF CONTENTS
                                                                         Page

ARTICLE I       THE TRANSACTIONS AND RELATED MATTERS ..................... 2
        1.1     The Merger ............................................... 2
        1.2     Conversion of Stock ...................................... 2
        1.3     Dissenting Stock ......................................... 3
        1.4     Surrender of Certificates ................................ 4
        1.5     No Further Rights of Transfers ........................... 5
        1.6     Stock Option and Other Plans; Warrants ................... 5
        1.7     Certificate of Incorporation of the Surviving Corporation. 6
        1.8     By-Laws of the Surviving Corporation ..................... 6
        1.9     Directors and Officers of the Surviving Corporation ...... 6
        1.10    Tax Consequences ......................................... 6
        1.11    Closing .................................................. 6

ARTICLE II      REPRESENTATIONS AND WARRANTIES
                OF PRINCIPAL SELLERS INDIVIDUALLY ........................ 7
        2.1     Authorization ............................................ 7
        2.2     Ownership of Stock ....................................... 7
        2.3     Consents and Approvals ................................... 7
        2.4     Securities Matters ....................................... 7
        2.5     Brokerage Fees ........................................... 8
        2.6     Disclosure ............................................... 8

ARTICLE III     JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES
                OF THE COMPANY AND THE SELLERS ........................... 9
        3.1     Due Organization, Good Standing and Corporate Power ...... 9
        3.2     Authorization and Validity of Agreement .................. 9
        3.3     Capitalization ........................................... 9
        3.4     Consents and Approvals; No Violations ................... 10
        3.5     Company Reports and Financial Statements ................ 11
        3.6     Absence of Certain Changes .............................. 11
        3.7     Minute Books ............................................ 12
        3.8     Title to Properties; Encumbrances ....................... 12
        3.9     Compliance with Laws .................................... 12
        3.10    Litigation .............................................. 12
        3.11    Employee Benefit Plans .................................. 13
        3.12    Employment Relations and Agreements ..................... 14
        3.13    Client Relations ........................................ 15
        3.14    Taxes ................................................... 15
        3.15    Liabilities ............................................. 15
        3.16    Intellectual Properties ................................. 16
        3.17    Material Contracts and Relationships .................... 16

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        3.18    Absence of Certain Business Practices ................... 18
        3.19    Transactions with Related Parties ....................... 18
        3.20    Broker's or Finder's Fee ................................ 19
        3.21    Accounts Receivable ..................................... 19
        3.22    Inventories ............................................. 19
        3.23    Insurance ............................................... 19
        3.24    No Powers of Attorney or Suretyships .................... 20
        3.25    Banking Facilities ...................................... 20
        3.26    Environmental Liabilities ............................... 20
        3.27    Machinery, Equipment and Other Personal Property, etc. .. 21

ARTICLE IV      REPRESENTATIONS AND WARRANTIES
                OF EMKT AND FMI ......................................... 21
        4.1     Due Organization; Good Standing and Corporate Power ..... 21
        4.2     Authorization and Validity of Agreement ................. 22
        4.3     Consents and Approvals; No Violations ................... 22
        4.4     EMKT Reports and Financial Statements ................... 23
        4.5     Absence of Certain Changes .............................. 23
        4.6     Compliance with Laws .................................... 23
        4.7     Liabilities ............................................. 23
        4.8     Litigation .............................................. 23
        4.9     Capitalization. ......................................... 24
        4.10    Taxes. .................................................. 24
        4.11    Intellectual Property ................................... 25

ARTICLE V       ACTIONS PRIOR TO CLOSING DATE ........................... 25
        5.1     Access to Information Concerning Properties and Records . 25
        5.2     Conduct of the Business of the Company Pending the
                Closing Date ............................................ 25
        5.3     Best Efforts ............................................ 27
        5.4     No Solicitation of Other Offers ......................... 27
        5.5     Employee Benefits ....................................... 28
        5.6     Officers' and Directors' Insurance; Indemnification. .... 28

ARTICLE VI      CONDITIONS PRECEDENT TO TRANSACTIONS .................... 28
        6.1     Conditions Precedent to Obligations of EMKT, FMI and
                the Company and the Sellers ............................. 28
        6.2     Conditions Precedent to Obligations of EMKT and FMI ..... 29
        6.3     Conditions Precedent to Obligations of the Company
                and the Sellers ......................................... 30

ARTICLE VII     TERMINATION AND ABANDONMENT ............................. 31
        7.1     Termination ............................................. 31
        7.2     Effect of Termination ................................... 31

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ARTICLE VIII    INDEMNIFICATION ......................................... 31
        8.1     Indemnification by Sellers .............................. 31
        8.2     Indemnification by Principal Sellers Jointly and
                Severally ............................................... 32
        8.3     Indemnification by EMKT and FMI ......................... 33
        8.4     Indemnification by Sellers for Tax Liabilities .......... 33
        8.5     Claims for Indemnification .............................. 33
        8.6     Defense Claims .......................................... 34
        8.7     Manner of Indemnification ............................... 35
        8.8     Limitations on Indemnification .......................... 35

ARTICLE IX      MISCELLANEOUS ........................................... 35
        9.1     Fees and Expenses ....................................... 35
        9.2     Representations and Warranties .......................... 36
        9.3     Extension; Waiver ....................................... 36
        9.4     Public Announcements .................................... 36
        9.5     Notices ................................................. 36
        9.6     Entire Agreement ........................................ 37
        9.7     Binding Effect; Benefit; Assignment ..................... 38
        9.8     Amendment and Modification .............................. 38
        9.9     Further Actions ......................................... 38
        9.10    Headings ................................................ 38
        9.11    Counterparts ............................................ 38
        9.12    Applicable Law .......................................... 38
        9.13    Severability ............................................ 38
        9.14    "Person" Defined ........................................ 38
        9.15    Attorneys' Fees ......................................... 38
        9.16    Arbitration Period ...................................... 39

        Exhibit A - Registration Rights Agreement.

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                                MERGER AGREEMENT

         This MERGER AGREEMENT, dated as of June 26, 2000 (this "Agreement"), is by and among EMARKETPLACE INC., a Delaware corporation ("EMKT"), FULL MOON INTERACTIVE, INC., a Delaware corporation ("FMI"), BAYWEB, INC., a California corporation (the "Company"), and each of the other persons identified under the heading "Principal Sellers" on the signature pages of this Agreement (together, the "Principal Sellers"), and is made with reference to the following facts:

         A. The Principal Sellers and the other shareholders of the Company specified on Schedule 1.1 (together, the "Sellers") own all of all of the issued and outstanding shares of capital stock ("Company Stock") of the Company. The Company Stock consists of common stock ("Company Common Stock"), Series A-1 Preferred Stock ("Company A-1 Stock"), Series A-2 Preferred Stock ("Company A-2 Stock"), Series B Preferred Stock ("Company B Stock") and Series C Preferred Stock ("Company C Stock"). The Company A-1 Stock, Company A-2 Stock, Company B Stock and Company C Stock is referred to collectively as the "Company Preferred Stock."

         B. EMKT has agreed to contribute to FMI 523,243 shares of EMKT common stock, par value $0.001 per share ("EMKT Stock"), in exchange for shares of common stock, par value $0.001 per share, of FMI ("FMI Stock").

         C. The respective Boards of Directors of EMKT, FMI and the Company have approved the acquisition of the Company by FMI.

         D. To consummate such acquisition, the respective Boards of Directors of EMKT, FMI and the Company have approved the merger of the Company into FMI (the "Merger"), pursuant to and subject to the terms and conditions of this Agreement.

         E. The Board of Directors of the Company has unanimously determined that the Merger is fair to, and in the best interests of, the holders of the issued and outstanding shares of Company Stock, has approved the Merger and have recommended the approval and adoption of this Agreement by the shareholders of the Company.

         F. In connection with the Merger, the holders of the Company Stock shall receive an aggregate of 719,999 shares of FMI Stock and 523,243 shares of EMKT Stock.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

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                                   ARTICLE I

                      THE TRANSACTIONS AND RELATED MATTERS

         1.1      THE MERGER.

                  (a) Subject to the terms and conditions of this Agreement, at the time of the Closing (as defined in Section 1.11), an agreement of merger (the "Agreement of Merger") shall be duly prepared, executed and acknowledged by FMI and the Company in accordance with the California General Corporation Law (the "California GCL") and the Delaware General Corporation Law (the "Delaware GCL") and shall be filed on the Closing Date (as defined in Section 1.11). The Merger shall become effective upon the filing of the Agreement of Merger with the Secretaries of State of the States of California and Delaware in accordance with the provisions and requirements of Section 252 of the Delaware GCL and
Section 1108 of the California GCL. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

                  (b) At the Effective Time, the Company shall be merged with and into FMI and the separate corporate existence of the Company shall cease, and FMI shall continue as the surviving corporation under the laws of the State of Delaware (the "Surviving Corporation").

                  (c) From and after the Effective Time, the Merger shall have the effects set forth in Section 252 of the Delaware GCL and Section 1108 of the California GCL.

         1.2      CONVERSION OF STOCK.

                  (a) At the Effective Time:

                      (i) Each share of Company Stock then issued and outstanding, including shares issued to the Exercising Optionees as contemplated by Section 1.2(a)(ii) (other than (i) any shares of Common Stock that are held by any Subsidiary of the Company, or which are held, directly or indirectly, by FMI or any direct or indirect Subsidiary of FMI, all of which shall be canceled and none of which shall receive any payment with respect thereto and (ii) shares of Common Stock held by Dissenting Shareholders, as defined in Section 1.3) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the number of shares of FMI Stock and EMKT Stock set forth in Section 1.2(b), subject to adjustment as set forth below (the "Merger Consideration");

                      (ii) On the Closing Date, the Company shall cause 32 percent of all unvested Company Options (as defined in Section 1.6) to become vested and be immediately exercisable, and will cause to be exercised such newly vested Company Options, and all other Company Options previously vested and not exercised. On the Closing Date, the holders of such newly and previously vested Company Options (the "Exercising Optionees") shall be entitled to receive their pro rata share of the Merger Consideration.

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                      (iii) The Company shall cause all outstanding Warrants (as defined in Section 1.8) to be vested and exercised by the holders thereof immediately prior to the Closing, whereupon the Company Common Stock issued upon exercise of such Warrants shall receive the Merger Consideration set forth in
Section 1.2(b); provided, however, that the Company shall cause the Warrants set forth in Schedule 1.2 (the "Canceled Warrants") to be canceled prior to the Closing.

                  (b) The Merger Consideration shall consist of (i) 719,999 shares of FMI Stock and (ii) 523,243 shares of EMKT Stock to be allocated among the Sellers, the Exercising Optionees and the holders of Warrants as shall be directed by the Board of Directors of the Company in accordance with the Company's Fifth Amended and Restated Articles of Incorporation (the "Company Articles"), as set forth in Schedule 1.2. If prior to the Closing Date the Company shall undertake a bridge financing for its working capital needs in an amount not less than $100,000, then the Merger Consideration shall be increased by an additional 30,000 shares of EMKT Stock. If the Board of Directors of the Company shall so direct, up to 30,000 EMKT Shares of the Merger Consideration shall be issued to the provider of such bridge financing.

                  (c) 71,999 shares of FMI Stock shall be retained by FMI from the Merger Consideration (the "Indemnification Holdback"), which shall be applied as set forth in Article VIII.

                  (d) Three days prior to the Closing Date, the Company shall deliver to EMKT and FMI its best estimate, as of the Closing Date, of the Company's net worth, which shall be calculated consistent with the financial statements subject to the Audit referred to in Section 5.1 (the "Estimated Net Worth"). If the Estimated Net Worth is less than $0.00, then the Principal Sellers shall take such action (including contributing cash or assets to the Company, causing the Company to issue new capital stock or forgiving loans to the Company), so that the net worth of the Company will be at least $0.00 at the Closing. EMKT shall as soon as practical after the Closing cause the financial statements of the Company as of the Closing Date to be audited (the "Closing Date Audit").

         1.3 DISSENTING STOCK. Notwithstanding anything in this Agreement to the contrary but only to the extent required by Chapter 13 of the California GCL, shares of Company Stock that are issued and outstanding immediately prior to the Effective Time and are held by holders of Company Stock who comply with all the provisions of Chapter 13 of the California GCL concerning the right of holders of Company Stock to dissent from the Merger ("Dissenting Shareholders") shall not be converted into the right to receive the Merger Consideration but shall become the right to receive such consideration as may be determined to be due such Dissenting Shareholder pursuant to the California GCL; provided, however, that (i) if any Dissenting Shareholder shall subsequently deliver a written withdrawal of his or her demand for purchase (with the consent of the Company or the Surviving Corporation), or (ii) if any Dissenting Shareholder fails to establish and perfect his or her rights as provided by applicable law, or (iii) if within 180 days of the Effective Time neither any Dissenting Shareholder nor the Surviving Corporation has filed a complaint or intervened in a pending action in accordance with applicable law, then such Dissenting Shareholder shall forfeit their rights under the California GCL and such shares shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration, without interest. The Company shall give EMKT and FMI: (A) prompt notice of any written demands by Dissenting Shareholders, withdrawals of such demands and any other related instruments received by the Company, and (B) the opportunity to direct all negotiations and proceedings with respect to such demands. The Company will not voluntarily make any payment with respect to any demands and will not, except with the prior written consent of EMKT and FMI, settle or offer to settle any demand.

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         1.4      SURRENDER OF CERTIFICATES.

                  (a) As soon as practicable after the Effective Time, the Surviving Corporation shall mail or make available to each holder of a certificate theretofore evidencing shares of Company Stock (other than those which are held by any Subsidiary of the Company or in the treasury of the Company or which are held directly or indirectly by EMKT, FMI or any direct or indirect Subsidiary of EMKT or FMI) a notice and letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Surviving Corporation such certificate or certificates that immediately prior to the Effective Time represented outstanding Company Stock (the "Certificates") in exchange for the Merger Consideration deliverable in respect thereof pursuant to this Article I. Upon the surrender for cancellation to the Surviving Corporation of such Certificates, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereon, and any other items specified by the letter of transmittal, the Surviving Corporation shall promptly deliver to the Person (as defined in Section 9.14) entitled thereto the Merger Consideration deliverable in respect thereof. Until so surrendered, each Certificate shall be deemed, for all corporate purposes, to evidence only the right to receive upon such surrender the Merger Consideration deliverable in respect thereof to which such Person is entitled pursuant to this Article I.

                  (b) If the Merger Consideration (or any portion thereof) is to be delivered to a Person other than the Person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of the Merger Consideration that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Surviving Corporation any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Surviving Corporation that such taxes have been paid or are not required to be paid.

                  (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Surviving Corporation will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article I, provided that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

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         1.5      NO FURTHER RIGHTS OF TRANSFERS. At and after the Effective
Time, each holder of a Certificate shall cease to have any rights as a shareholder of the Company, except for, in the case of a holder of a Certificate (other than shares to be canceled pursuant to Section 1.1 and other than.5 shares held by Dissenting Shareholders), the right to surrender his or her Certificate in exchange for payment of the Merger Consideration or, in the case of a Dissenting Shareholder, to perfect his or her right to receive payment for his or her shares pursuant to California law if such holder has validly perfected and not withdrawn his or her right to receive payment for his or her shares, and no transfer of shares of Company Stock shall be made on the stock transfer books of the Surviving Corporation. Certificates presented to the Surviving Corporation after the Effective Time shall be canceled and exchanged as provided in this Article I. At the close of business on the day of the Effective Time the stock ledger of the Company with respect to Company Stock shall be closed.

         1.6      STOCK OPTION AND OTHER PLANS; WARRANTS.

                  (a) Except as provided in Section 1.2 and this Section 1.6, from the date hereof, the Company will not accelerate the vesting or exercisability or otherwise modify the terms and conditions applicable to (i) any employee stock option to purchase Company Stock, whether set forth in any stock option plan or plans of the Company ("Company Stock Option Plans"), in an option agreement with the optionee or otherwise or (ii) any other outstanding option or warrant to purchase Company Stock ("Warrants"). At the Effective Time, each such option (each, a "Company Option") and Warrant granted by the Company to purchase shares of Company Stock that is outstanding and unexercised immediately prior to the Effective Time shall become vested and immediately exercisable solely to the extent set forth in Section 1.2.

                  (b) The holders of all Company Options that are outstanding and unvested at the Effective Time and the vesting of which have not been accelerated pursuant to Section 1.2, shall receive in the aggregate, in lieu of such Company Options, options to purchase 410,000 shares of FMI stock (a "Substituted Option") under FMI's 1999 Stock Option Plan. The exercise price of the Substituted Option shall be $5.00 per share, and the other terms and conditions of such Substituted Option shall be determined in a manner that preserves to the extent possible (i) the aggregate gain (or loss) on the Company Option immediately prior to the time of substitution, and (ii) the ratio of the exercised price per share of Company Stock subject to the Company Option to the fair market value (determined immediately prior to the time of substitution) per share subject to the Company Option; provided, however, that in the case of any Company Option that is an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986 (the "Code"), the adjustment described above shall be, and is intended to be, effective in a manner that is consistent with
Section 424A of the Code. The duration and other terms of the Substituted Option to the extent possible shall be the same as the Company Option, except that all references to the Company shall be deemed to be references to FMI.

                  (c) Any then outstanding stock appreciation rights or limited stock appreciation rights shall be canceled immediately prior to the Effective Time without any payment therefor. As provided herein, the Company Stock Option Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary (collectively with the Company Stock Option Plans, the "Company Stock Incentive Plans") shall terminate as of the Effective Time. The Company will take all steps to ensure that neither the Company nor any of its Subsidiaries is or will be bound by any Options, other options, warrants, rights or agreements which would entitle any Person, other than EMKT, FMI or either of their affiliates, to own any capital stock of the Surviving Corporation or any of its Subsidiaries or to receive any payment in respect thereof. The Company will use its best efforts to obtain all necessary consents to ensure that after the Effective Time, the only rights of the holders of Options to purchase shares of Common Stock in respect of such Options will be to receive the Merger Consideration in cancellation and settlement thereof.

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         1.7      CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. The
Articles of Incorporation of FMI, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

         1.8 BY-LAWS OF THE SURVIVING CORPORATION. The By-Laws of FMI, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

         1.9 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, the directors of FMI immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, until the next annual shareholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and qualified . At the Effective Time, the officers of FMI immediately prior to the Effective Time shall, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

         1.10 TAX CONSEQUENCES. It is intended by the parties that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

         1.11 CLOSING. The closing (the "Closing") of the Merger shall take place at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 1999 Avenue of the Stars, 16th Floor, Los Angeles, California, as soon as practicable after the last of the conditions set forth in Sections 6.1-6.3 are fulfilled or waived (subject to applicable law) but in no event later than the fifth business day thereafter, or at such other time and place and on such other date as EMKT, FMI and the Company shall mutually agree (the "Closing Date").


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                        OF PRINCIPAL SELLERS INDIVIDUALLY

         Each Principal Seller, severally and not jointly, hereby represents and warrants to EMKT and FMI that:

         2.1 AUTHORIZATION. Such Principal Seller has full power and authority to enter into this Agreement and to perform his, her or its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby (collectively, the "Transactions"). This Agreement and all agreements or instruments herein contemplated to be executed by such Principal Seller are the valid and binding agreements of such Principal Seller, enforceable against such Principal Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

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         2.2      OWNERSHIP OF STOCK. Such Principal Seller is the record owner of all of the Company Stock set forth below such Principal Seller's name on
Schedule 1.1, free and clear of any liens, encumbrances, pledges, security interests, restrictions, prior assignments and claims of any kind or nature whatsoever. Upon consummation of the Merger, FMI shall be the owner, beneficially and of record, of all of the outstanding shares of capital stock of the Company, free and clear of any liens, encumbrances, pledges, security interests, restrictions, prior assignments and claims of any kind or nature whatsoever, except as otherwise created by EMKT or FMI.

         2.3 CONSENTS AND APPROVALS. Neither the execution and delivery of this Agreement by such Principal Seller nor the consummation of the Merger by such Principal Seller will violate, result in a breach of any of the terms or provisions of, constitute a default (or any event that, with the giving of notice or the passage of time or both, would constitute a default) under, result in the acceleration of an indebtedness under or result in any right of termination of, increase any amounts payable under, or conflict with, the trust agreements, if any, relating to such Principal Seller or any other agreement, indenture or other instrument to which such Principal Seller is a party or by which any of its properties are bound, or any judgment, decree, order or award of any court, governmental body or arbitrator (domestic or foreign) applicable to such Principal Seller. All consents, approvals and authorizations of, and declarations, filings and registrations with, and payments of all taxes, fees, fines, and penalties to, any governmental or regulatory authority (domestic or foreign) or any other Person (either governmental or private) required in connection with the execution and delivery by such Principal Seller of this Agreement or the consummation of the Transactions by such Principal Seller have been obtained, made and satisfied.

         2.4 SECURITIES MATTERS. Such Principal Seller acknowledges that the shares of EMKT Stock and the shares of FMI Stock that constitute the Merger Consideration have not been and will not be registered (subject to the provisions of the Registration Rights Agreement to be delivered pursuant to
Section 6.3(d)) under (i) the Securities Act of 1933, as amended (the "Securities Act") inasmuch as they are being issued pursuant to an exemption from registration granted under Section 4(2) of the Securities Act and Regulation D promulgated thereunder relating to transactions not involving any public offering, (ii) the California Corporate Securities Laws of 1968 (the "California Law") or (iii) any other applicable securities laws, and that EMKT and FMI's reliance on such exemption or related exemptions is predicated in part on the following representations and agreements made to EMKT and FMI by such Principal Seller:

                  (a) Such Principal Seller is acquiring the Merger Consideration (together, the "Consideration") to be issued to such Principal Seller hereunder for investment for his or her own account and not with a view to or for sale in connection with any distribution and resale thereof, with no intention of distributing or reselling the same; and such Principal Seller is not aware of any particular occasion, event or circumstance upon the occurrence or happening of which he or it intends to dispose of such shares (except to the extent such shares may be registered under the Registration Rights Agreement or exchanged for shares that are or will be registered);

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                  (b) Such Principal Seller is (i) either an "accredited
investor" as defined in Rule 501(a) promulgated under the Securities Act or (ii) a "qualified purchaser" within the meaning of Section 25102(n)(2) of the California Law or (iii) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the Transactions. Such Principal Seller is aware that the Merger Consideration constitutes "restricted," "letter" or "investment" securities and such Principal Seller by reason of his business or financial experience has the capacity to protect his own interest in connection with the Transactions; and

                  (c) Such Principal Seller agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of his or its shares received in this transaction without registration under the Securities Act and the California Law, and any other applicable securities laws, or without an opinion of counsel satisfactory to EMKT and FMI that the transaction by which such shares are proposed to be disposed of is exempt from the Securities Act, the California Law and any other applicable securities laws, and acknowledges that EMKT and FMI will place a legend on the certificates representing such shares substantially to such effect concerning these restrictions.

         2.5 BROKERAGE FEES. No Person is entitled to any brokerage or finder's fee or other commission from such Principal Seller in respect of this Agreement or the Transactions.

         2.6 DISCLOSURE. The information provided by such Principal Seller in this Agreement and in any other writing furnished pursuant hereto does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available by such Principal Seller to EMKT or FMI pursuant hereto were or will be complete and accurate records of such documents.

         2.7 POTENTIAL ACQUISITION. The Principal Sellers acknowledge that EMKT has entered into discussions with AppliedTheory Corporation ("ATHY") concerning the possible acquisition of FMI in consideration of the issuance of shares of ATHY common stock. As of the date of this Agreement, no definitive agreement has been entered into with ATHY concerning such possible acquisition. The Principal Sellers shall keep in strict confidence the existance of such discussions until such time that EMKT or ATHY shall make a public disclosure thererof.

                                   ARTICLE III

                JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND THE SELLERS

         Except as set forth in the Schedule of Exceptions, the Company and each of the Principal Sellers hereby, jointly and severally, represents and warrants to EMKT and FMI as follows:

         3.1 DUE ORGANIZATION, GOOD STANDING AND CORPORATE POWER. The Company has no Subsidiaries as of the date of this Agreement. (A "Subsidiary" of a Person is a corporation, partnership, joint venture, limited liability company and other entity in which such Person owns all or a majority of the equity interest or is required to be consolidated on such Person's balance sheet pursuant to GAAP. For purposes of this Agreement, FMI shall be deemed to be a Subsidiary of EMKT. References to Subsidiaries of the Company in this Agreement shall be applicable only to the extent that the Company acquires any Subsidiary with the consent of EMKT and FMI prior to the Closing Date.) The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each such corporation has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects (the "Condition") of the Company and its Subsidiaries taken as a whole.

         3.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the Transactions, have been duly authorized and approved by its Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions (other than the approval of this Agreement by the holders of a majority of the outstanding shares of Company Stock and any other classes of capital stock entitled to vote thereon, as required by the California GCL). This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         3.3      CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 15,000,000 shares of common stock, constituting the Company Common Stock, and 10,000,000 shares of Preferred Stock, of which 250,000 shares are designated Company A-1 Stock, 1,750,000 shares are designated Company A-2 Stock, 800,000 shares are designated Company B Stock and 1,000,000 shares are designated Company C Stock. The remaining shares of Preferred Stock have not been designated. As of the date of this Agreement, (i) 1,137,500 shares of Company Stock are issued and outstanding, (ii) 2,374,190 shares of Company Common Stock are reserved for issuance pursuant to outstanding Company Options granted under the Company Stock Option Plans, (iii) 353,500 shares of Company Common Stock are reserved for issuance pursuant to outstanding Warrants; and (iv) 250,000 shares of Company A-1 Stock are issued and outstanding, 1,356,000 shares of Company A-2 Stock are issued and outstanding, 711,333 shares of Company B Stock are issued and outstanding, and 240,000.10 shares of Company C Stock are issued and outstanding. Except as set forth on Schedule 3.3, all issued and outstanding shares of Company Stock have been validly issued and are fully paid and nonassessable, and are not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth in this Section 3.3 or on Schedule 3.3,
(i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are not as of the date hereof, and on the Closing Date there will not be, any outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to Company Stock or any other shares of capital stock of the Company, pursuant to which the Company is or may become obligated to issue shares of Common Stock, any other shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of the Company.

                  (b) All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights, and are owned, of record and beneficially, by the Company, free and clear of all liens, encumbrances, options or claims whatsoever. No shares of capital stock of any of the Company's Subsidiaries are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary of the Company, pursuant to which such Subsidiary is or may become obligated to issue any shares of capital stock of such Subsidiary or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of such Subsidiary. There are no restrictions of any kind that prevent the payment of dividends by any of the Company's Subsidiaries. Except for the Subsidiaries listed on Schedule 3.1, the Company does not own, directly or indirectly, any capital stock or other equity interest in any Person or have any direct or indirect equity or ownership interest in any Person and neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any Person.

         3.4      CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in
Schedule 3.4, (a) the execution and delivery of this Agreement by the Principal Sellers and the Company and the consummation by the Sellers and the Company of the Transactions will not: (1) violate any provision of the Amended and Restated of Incorporation, as amended, or By-Laws of the Company or any of its Subsidiaries; (2) to the best knowledge of the Company and the Principal Sellers, violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to any Seller or the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, except with respect to the filing of a Form D pursuant to Rule 503 of Regulation D under the Securities Act and any corresponding state "blue sky filings"; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which it or any of their respective properties or assets may be bound, excluding from the foregoing clauses (3) and (4) filings, notices, permits, consents and approvals the absence of which, and violations, breaches, defaults, conflicts and liens which, in the aggregate, would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole.

                  (b) Neither the Company nor any Subsidiary is in default or in violation (and no event has occurred which would notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (the Company Articles or the By-Laws of the Company, (ii) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which the Company or any of its Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries, except in the case of clauses (i) and (ii) above for defaults or evaluations, which would not have a material adverse effect on the Condition of the Company and the Subsidiaries taken as a whole.

         3.5 COMPANY REPORTS AND FINANCIAL STATEMENTS. Each of the consolidated balance sheet as of the end of the fiscal year ended October 31, 1999, and the consolidated statement of operations, consolidated statement of shareholders' equity and consolidated statement of cash flow for the fiscal years ended October 31, 1999, in the form attached as an exhibit to Schedule 3.5 were prepared in accordance with generally accepted accounting principles (as in effect in the United States from time to time) applied on a consistent basis ("GAAP"), except as may be indicated therein or in the notes or schedules thereto, and, in the case of such interim statements, subject to normal year-end adjustments, and as may be indicated in the notes thereto, and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and cash flows for the period then ended.

         3.6 ABSENCE OF CERTAIN CHANGES. Except as disclosed in Schedule 3.6, since October 31, 1999, (the "Balance Sheet Date") (i) there has not been any material adverse change in the Condition of the Company and its Subsidiaries taken as a whole; (ii) the businesses of the Company and each of its Subsidiaries have been conducted only in the ordinary course; (iii) neither the Company nor any of its Subsidiaries has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement outside the ordinary course of business;
(iv) the Company and its Subsidiaries have not increased the compensation of any officer or granted any general salary or benefits increase to their employees other than in the ordinary course of business; and (v) neither the Company nor any of its Subsidiaries has taken any action referred to in Section 5.2 except as permitted or required thereby.

         3.7 MINUTE BOOKS. The minute books of the Company and its Subsidiaries, as previously made available to EMKT and its representatives, contain accurate records of all meetings of and corporate actions or written consents by the shareholders and Boards of Directors of the Company and its Subsidiaries since the date of incorporation of the Company.

         3.8      TITLE TO PROPERTIES; ENCUMBRANCES. Except as set forth on
Schedule 3.8, the Company and each of its Subsidiaries has good, valid and marketable title, or a valid leasehold interest in, to (i) all its material tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the consolidated balance sheet as of October 31, 1999, delivered pursuant to Section 3.5 (the "Balance Sheet") except as indicated in the notes thereto and except for properties and assets reflected in the Balance Sheet that have been sold or otherwise disposed of in the ordinary course of business, and (ii) all the tangible properties and assets purchased by the Company and any of its Subsidiaries since the Balance Sheet Date except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (1) liens reflected in the Balance Sheet, (2) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the Company or any of its Subsidiaries in the operation of its respective business and (3) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent.

         3.9 COMPLIANCE WITH LAWS. To the best knowledge of the Company and the Principal Sellers, the Company and each of its Subsidiaries are in compliance with all applicable laws, regulations, orders, judgments and decrees except where the failure to so comply would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole.

         3.10 LITIGATION. Except as set forth in Schedule 3.10, there is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the best knowledge of the Company and the Principal Sellers any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge of the Company and the Principal Sellers, threatened, against or affecting the Company or any of its Subsidiaries, or any of their properties or rights which could have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole. There are no such suits, actions, claims, or proceedings (or to the best knowledge of the Company and the Principal Sellers, investigations) pending or, to the best knowledge of the Company and the Principal Sellers, threatened, seeking to prevent or challenging the Transactions. Except as disclosed in Schedule 3.10, neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which could have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole or on the ability of the Company or any Subsidiary to conduct its business as presently conducted.

         3.11     EMPLOYEE BENEFIT PLANS.

                  (a) List of Plans. Set forth in Schedule 3.11 is an accurate and complete list of all employee benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by the Company or any of its Subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 3.11, all employers (whether or not incorporated) which by reason of common control are treated together with the Company as a single employer within the meaning of
Section 414 of the Code.

                  (b) Status of Plans. Neither the Company nor any of its Subsidiaries maintains or contributes to any Employee Benefit Plan subject to ERISA that is not in substantial compliance with ERISA or which has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Code, or that has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code. Neither the Company nor any of its Subsidiaries has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Employee Benefit Plan covering any employees of the Company or any of its Subsidiaries or ceased operations at any facility or withdrawn from any Employee Benefit Plan in a manner which could subject it to liability under Section 4062, 4063 or 4064 of ERISA, and the Company knows of no facts or circumstances which might give rise to any liability of the Company or any of its Subsidiaries to the PBGC under Title IV of ERISA that could reasonably be anticipated to result in any claims being made against the Company by the PBGC. Neither the Company nor any of its Subsidiaries has incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4204 of ERISA, to any Employee Benefit Plan that is a Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA), and no event has occurred, and there exists no condition or set of circumstances, that presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which could result in any liability to a Multiemployer Plan.

                  (c) Contributions. Full payment has been made of all amounts which the Company or any of its Subsidiaries is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the Company or any of its Subsidiaries is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. The Company has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided to EMKT and FMI.

                  (d) Certain Plans. The Company has no Employee Benefit Plans which are subject to Title IV of ERISA and which are Multi-Employer Plans (as defined in Section 4001(a)(3) of ERISA).

                  (e) Tax Qualification. Except as set forth on Schedule 3.11, each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination.

                  (f) Transactions. No Reportable Event (as defined in Section 4043 of ERISA) for which the 30-day notice requirement has not been waived by the PBGC has occurred with respect to any Employee Benefit Plan and neither the Company nor any of its Subsidiaries has engaged in any transaction with respect to the Employee Benefit Plans which would subject it to a tax, penalty or.14 liability for prohibited transactions under ERISA or the Code nor has any of their respective directors, officers or employees to the extent they or any of them are fiduciaries with respect to such Plans, breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA or would result in any claim being made under or by or on behalf of any such Plans by any party with standing to make such claim.

                  (g) Other Plans. Neither the Company nor any of its Subsidiaries currently maintains any employee or non-employee benefit plans or any other foreign pension, welfare or retirement benefit plans other than those listed in Schedule 3.11.

                  (h) Documents. The Company has delivered or caused to be delivered to EMKT, FMI and their counsel true and complete copies of (1) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date, and, except as set forth on Schedule 3.11, the latest Internal Revenue Service determination letter obtained with respect to any such Employee Benefit Plan qualified under Section 401 or 501 of the Code and (2) Form 5500 for the most recently completed fiscal year for each Employee Benefit Plan required to file such form.

         3.12 EMPLOYMENT RELATIONS AND AGREEMENTS. To the best knowledge of the Company and the Principal Sellers, (i) each of the Company and its Subsidiaries is in substantial compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; (ii) no unfair labor practice complaint against the Company or any of its Subsidiaries is pending before the National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or against or involving the Company or any of its Subsidiaries;
(iv) no representation question exists respecting the employees of the Company or any of its Subsidiaries; (v) no grievance which might have a material adverse effect on the Condition of the Company and its Subsidiaries as a whole or the conduct of their respective businesses exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and to the best knowledge of the Company and the Principal Sellers no claim therefor has been asserted; (vi) no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries; and (vii) neither the Company nor any of its Subsidiaries has experienced any material labor difficulty since the date of incorporation of the Company. There is not now and to the best knowledge of the Company and the Principal Sellers, there will not be any change in relations with employees of the Company or any of its Subsidiaries as a result of the Transactions that could have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole. Except as disclosed in Schedule 3.12, there exist no employment, consulting, severance or indemnification agreements between the Company and any director, officer or employee of the Company or any agreement that would give any Person the right to receive any payment from the Company as a result of the Merger.

         3.13 CLIENT RELATIONS. There has not been, and to the best knowledge of the Company and the Principal Sellers, there will not be, any change in relations with franchisees, customers or clients of the Company or any of its Subsidiaries as a result of the Transactions that could have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole.

         3.14 TAXES. The Company has filed or caused to be filed, within the times and in the manner prescribed by law, all federal, state, local and foreign Tax Returns and tax reports that are required to be filed by, or with respect to, the Company or any of its Subsidiaries. Such returns and reports are true, correct and complete in all material respects and reflect accurately all liability for Taxes of the Company and its Subsidiaries for the periods covered thereby. All federal, state, local and foreign Taxes (including interest and penalties) payable by, or due from, the Company or any of its Subsidiaries have been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Company and its Subsidiaries. All deficiencies assessed as a result of any examination of such Tax Returns by federal, state, local or foreign tax authorities have been paid, and deficiencies for all taxes that have been proposed or asserted against the Company or any Subsidiary do not exceed $10,000 in the aggregate for all periods. The Company has not received any notice of any issue being raised since the date incorporation of the Company by any federal, state, local or foreign taxing authority that, if raised with respect to any other period not so examined, could reasonably be expected to result in a proposed deficiency for any other period not so examined. No examination of any Tax Return of the Company or any of its Subsidiaries is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. The Company and each of its Subsidiaries have complied (and until the Closing will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes (including, without limitation, withholding of taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws. "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, capital stock and franchise taxes, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto; and "Tax Return" means any report, return or other information or document required to be supplied to a taxing authority in connection with taxes.

         3.15 LIABILITIES. Neither the Company nor any of its Subsidiaries has any outstanding claims, liabilities or indebtedness, whether absolute, accrued, condensed, contingent or otherwise, except as set forth in the Balance Sheet or referred to in the footnotes thereto, other than liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business not involving borrowings by the Company. Neither the Company nor any of its Subsidiaries is in default in respect of the material terms and conditions of any indebtedness or other agreement.

         3.16 INTELLECTUAL PROPERTIES. "Intellectual Property" means domestic and foreign patents, patent applications, patent licenses, software licenses, knowhow licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications, copyright registrations and applications, trade secrets, Internet domain names and other confidential proprietary information. Schedule 3.16 contains an accurate and complete list of all Intellectual Property which is of material importance to the operation of the business of the Company or any of its Subsidiaries. Unless otherwise indicated in Schedule 3.16 the Company (or the Subsidiary indicated) owns the entire right, title and interest in and to the Intellectual Property listed on Schedule
3.16 used in the operation of its business (including, without limitation, the right to use and license the same) and each item constituting part of the Intellectual Property which is owned by the Company or a Subsidiary and listed on Schedule 3.16 has been, to the extent indicated in Schedule 3.16, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other government entities, domestic or foreign, as are indicated in Schedule 3.16 and, to the best knowledge of the Company and the Principal Sellers, such registrations, filings and issuances remain in full force and effect. To the best knowledge of the Company and the and the Principal Sellers, except as stated in such Schedule 3.16, there are no pending or threatened proceeding or litigation or other adverse claims affecting or with respect to the Intellectual Property. Schedule 3.16 lists all notices or claims currently pending or received by the Company or any of its Subsidiaries during the past two years which claim infringement, contributory infringement, inducement to infringe, misappropriation or breach by the Company or any of its Subsidiaries of any domestic or foreign patents, patent applications, patent licenses and know-how licenses, trade names, trademark registrations and applications, service marks, copyrights, copyright registrations or applications, trade secrets or other confidential proprietary information. Except as set forth in Schedule 3.16 hereto, to the best knowledge of the Company and the Principal Sellers, the Company has received no demand, claim, notice or inquiry from any Person in respect of any Intellectual Property that challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of the Company in any such Intellectual Property, and the Company knows of no basis for any such challenge, and the Company is not in violation or infringement of, and has not violated or infringed, any Intellectual Property of any other Person, and no Person is currently infringing any such Intellectual Property. To the best knowledge of the Company and the Principal Sellers, except as indicated on Schedule 3.16, no Person is infringing the Intellectual Property.

         3.17     MATERIAL CONTRACTS AND RELATIONSHIPS.

                  (a) Except for agreements specifically identified on other Schedules, Schedule 3.17 sets forth a complete and correct list of the following:

                      (i) All agreements (or groups of agreements with one or more related entities) between the Company or any of its Subsidiaries and any customer or supplier in excess of $25,000 and all agreements extending beyond twelve months;

                      (ii) All agreements that relate to the borrowing or lending by the Company (or any of its Subsidiaries) of any money or that create or continue any material claim, lien, charge or encumbrance against, or right of any third party with respect to, any asset of the Company or any of its Subsidiaries;

                      (iii) All agreements by which the Company or any of its Subsidiaries leases any real property, has the right to lease any real property or leases capital equipment and all other leases involving the Company or any of its Subsidiaries as lessee or lessor;

                      (iv) All agreements to which the Company or any of its Subsidiaries is a party not in the ordinary course of business;

                      (v) All agreements to which the Company or any of its Subsidiaries, on the one hand, and any of Sellers or any of their respective Affiliates (as defined in Section 3.19) or Related Parties (as defined in
Section 3.19), on the other hand, are parties or by which they are bound;

                      (vi) All contracts or commitments relating to the employment of any Person or any commission or finder's fee arrangements with others;

                      (vii) All material license agreements, whether as licensor or licensee;

                     (viii) All other agreements to which the Company or any of its Subsidiaries is a party or by which it is bound and that involve $25,000 or more or that extend for a period of one year or more; and

                      (ix) All other agreements to which the Company or any of its Subsidiaries is a party or by which it is bound and that are or may be material to the Condition of the Company or any of its Subsidiaries.

As used in this Section 3.17 the word "agreement" includes both oral and written contracts, leases, understandings, arrangements and all other agreements; and the term "Material Contracts" means the agreements of the Company or any of its Subsidiaries required to be disclosed on Schedule 3.17, including agreements specifically identified in other Schedules.

                  (b) All of the Material Contracts are in full force and effect, are valid and binding and are enforceable in accordance with their terms in favor of each of the Company and its Subsidiaries, subject as to enforceability to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principals of equity. There are no material liabilities of the Company or to the best knowledge of the Company and the Principal Sellers any other party to any Material Contract arising from any breach or default of any provision thereof and no event has occurred that, with the passage of time or the giving of notice or both, would constitute a breach or default by the Company or to the best knowledge of the Company and the Principal Sellers any other party thereto.

                  (c) The Company and each of its Subsidiaries has fulfilled all material obligations required pursuant to each Material Contract to have been performed by the Company or its Subsidiaries prior to the date hereof, and to the best knowledge of the Principal Sellers and the Company, the Company and each of its Subsidiaries will be able to fulfill, when due, all of its obligations under each of the Material Contracts that remain to be performed after the date hereof.

                  (d) Schedules 3.17(c) and (d) set forth a complete and correct list of each (i) customer (or related group of customers) with whom the Company or any of its Subsidiaries did $25,000 or more of business during the last fiscal year, (ii) supplier (or related group of suppliers) with whom the Company or any of its Subsidiaries did $25,000 or more of business during the last fiscal year, and (iii) agent (or related group of agents) or representative (or related group of representatives) who was paid $25,000 or more by the Company and its Subsidiaries during the last fiscal year, respectively, which lists itemize the actual dollar amounts.

                  (e) To the best knowledge of the Company and the Principal Sellers, the Company and each of its Subsidiaries has maintained and continues to maintain good relations with its customers, suppliers and agents.

         3.18 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company nor any of its Subsidiaries nor any employee, agent or other Person acting on the Company's or any of its Subsidiaries' behalf, including, but not limited to, any Seller, has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official (domestic or foreign) (i) that would subject the Company or its any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) that, if not given in the past, would have had a material adverse effect on the Condition of the Company or any of its Subsidiaries.

         3.19     TRANSACTIONS WITH RELATED PARTIES. Except as set forth on
Schedule 3.19, there have been no transactions, including purchases or sales of assets or entities, by or between the Company (or any of its Subsidiaries) and any Seller or Related Party since the date of incorporation of the Company and there are no agreements or understandings now in effect between the Company and any Seller or Related Party. Schedule 3.19 also (i) states the amounts due from the Company (or any of its Subsidiaries) to any Seller or Related Party and the amounts due from any Seller or Related Party to the Company or any of its Subsidiaries, (ii) describes the transactions out of which such amounts due arose and (iii) describes any interest of any Seller or Related Party in any supplier or customer of, or any other entity that has had business dealings with, the Company or any of its Subsidiaries since the date of incorporation of the Company. After the Closing, there will be no obligations or other liabilities between each of the Company and any of its Subsidiaries, on the one hand, and any Seller or Related Party, on the other hand, other than pursuant to this Agreement and the Transactions. "Related Party" means the Company and each of its Subsidiaries and Affiliates, including but not limited to each of the Sellers and any member of the immediate family of any of the Sellers; and "Affiliate" means, in respect of any specified Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person or if such specified Person bears a familial relationship with such other Person.

         3.20 BROKER'S OR FINDER'S FEE. No agent, broker, Person or firm acting on behalf of the Company is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the Transactions.

         3.21 ACCOUNTS RECEIVABLE. The accounts receivable of the Company as reflected in the Balance Sheet, to the extent uncollected on the date of this Agreement, and the accounts receivable reflected on the books of the Company are, on the basis of existing facts, valid and existing and fully collectible (except for a reserve of $75,000 and except as the collectibility thereof is affected by any future bankruptcy, insolvency or similar proceeding with respect to any account debtor) within one year from the Closing Date, represent monies due for goods sold and delivered or services rendered, and (subject to the aforesaid reserve) are subject to no refunds or other adjustments (except discounts for prompt payment given in the ordinary course of business) and to the best knowledge of the Company and the Principal Sellers no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof. The Company has never factored any of its accounts receivable.

         3.22 INVENTORIES. The inventories reflected in the Balance Sheet were, and those reflected on the books of the Company since such date have been, determined and valued in accordance with generally accepted accounting principles applied on a consistent basis as reflected in the consolidated balance sheet, and existed on the respective dates. The inventories of the Company consist of items which are good and merchantable, and are of a quality and quantity presently usable or salable in the ordinary course of business.

         3.23 INSURANCE. Schedule 3.23 sets forth a complete and correct list of all insurance policies and of all claims made by each of the Company or any of its Subsidiaries on any liability or other insurance policies since the date of incorporation of the Company (other than worker's compensation claims). In the reasonable business judgment of the Company and the Sellers, the Company (together with its Subsidiaries) has adequate liability and other insurance policies insuring it against the risks of loss arising out of or related to its assets and business. Without limitation, as to the tangible real and personal property of the Company and its Subsidiaries, such insurance is, in the reasonable business judgment of the Company and the Sellers, adequate to cover the full replacement cost, less deductible amounts, of such tangible real and personal property. Schedule 3.23 is a complete and correct list of all insurance currently in place and accurately sets forth the coverages, deductible amounts, carriers and expiration dates thereof. Schedule 3.23 is a complete and correct list of all insurance with respect to which the policy period has expired, but for which certain of the coverage years are still subject to audit or retrospective adjustment by the carrier, and accurately sets forth such coverage years and the coverages, deductible amounts, carriers and expiration dates thereof. There are no outstanding requirements or recommendations by any insurance company that issued any policy of insurance to the Company or any of its Subsidiaries or by any board of or by any governmental authority exercising similar functions that require or recommend any changes in the conduct of the business of the Company or its Subsidiaries or any repairs or other work to be done on or with respect to any of the Company's or any of its Subsidiaries' assets. Except as set forth on Schedule 3.23, no notice or other communication has been received by the Company or its Subsidiaries from any insurance company since the date of incorporation of the Company canceling or materially amending or materially increasing the annual or other premiums payable under any of its insurance policies, and, to the best knowledge of the Company and the Principal Sellers, no such cancellation, amendment or increase of premiums is threatened.

         3.24     NO POWERS OF ATTORNEY OR SURETYSHIPS. Except as set forth on
Schedule 3.24, (a) the Company (together with its Subsidiaries) has not granted any general or special powers of attorney and (b) the Company (together with its Subsidiaries) does not have any obligation or liability (whether actual, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor, obligor on an asset or income maintenance agreement or otherwise in respect of the obligation of any Person.

         3.25 BANKING FACILITIES. Schedule 3.25 sets forth a complete and correct list of: (a) each bank, savings and loan or similar financial institution in which the Company or any of its Subsidiaries has an account or safety deposit box and the numbers of such accounts or safety deposit boxes maintained thereat; and (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box, together with a description of the authority (and conditions thereto, if any) of each person with respect thereto.

         3.26     ENVIRONMENTAL LIABILITIES.

                  (a) Except as set forth on Schedule 3.26 hereto, neither the Company nor any of its Subsidiaries has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at, from, or in any way affecting, any of their properties or assets, or otherwise, in any manner which at the time of the action in question violated any Environmental Law, governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and to the best knowledge of the Company and the Principal Sellers, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on or affecting such property or asset, or otherwise in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials. "Environmental Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material or environmental protection or health and safety, as now or may at any time hereafter be in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ss. 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. ss.ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. ss.ss. 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. ss.ss. 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("EPCRKA"), 42 U.S.C. ss. 11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. ss. 655 and ss. 657, together, in each case, with any amendment thereto, and the regulations adopted and the official publications promulgated thereunder and all substitutions thereof. "Hazardous Materials" means any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined in any Environmental Law.

                  (b) To the best knowledge of the Company and the Principal Sellers (i) neither the Company nor any of its Subsidiaries has any obligations or liabilities, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, where such would reasonably be expected to have a materially adverse effect on the Condition of the Company or any of its

Subsidiaries, and (ii) no claims have been made against the Company or any of its Subsidiaries since the date of incorporation of the Company and no presently outstanding citations or notices have been issued against the Company or any of its Subsidiaries, where such could reasonably be expected to have a materially adverse effect on the Condition of the Company or any of its Subsidiaries, which in either case have been or are imposed by reason of or based upon any provision of any Environmental Law, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any Hazardous Materials by the Company or any of its Subsidiaries, or any of their employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to the Company or any of its Subsidiaries or any of their respective properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by the Company or any of its Subsidiaries or any other location where such could have a materially adverse effect on the business or condition (financial or otherwise) of the Company (or any of its Subsidiaries).

         3.27 MACHINERY, EQUIPMENT AND OTHER PERSONAL PROPERTY, ETC. The Company (together with its consolidated Subsidiaries) owns or leases all of the machinery, equipment, vehicles, furniture, fixtures, leasehold improvements, repair parts, tools and other property (collectively, the "Personal Property") used by or relating to the Company or its Subsidiaries. All such Personal Property is in good operating condition, except for reasonable wear and tear, and sufficient to carry on the business of the Company and its Subsidiaries in the normal course as it is presently conducted and is free from defects, whether patent or latent. Except as set forth in Schedule 3.27, it is not necessary for the Company or any of its Subsidiaries to acquire or obtain the use of any additional personal property to carry on its business as presently and foreseeably to be conducted.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF EMKT AND FMI

         Each of EMKT and FMI represents and warrants to the Company and the Sellers as follows:

         4.1 DUE ORGANIZATION; GOOD STANDING AND CORPORATE POWER. Each of EMKT and FMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted or proposed to be conducted. Each of EMKT and FMI is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the Condition of EMKT and its Subsidiaries taken as a whole.

         4.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. Each of EMKT and FMI has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by EMKT and FMI, and the consummation by each of them of the Transactions, have been duly authorized by the respective Boards of Directors of EMKT and FMI. No other corporate action on the part of either of EMKT or FMI is necessary to authorize the execution, delivery and performance of this Agreement by each of EMKT and FMI and the consummation of the Transactions. This Agreement has been duly executed and delivered by each of EMKT and FMI and is a valid and binding obligation of each of EMKT and FMI, enforceable against each of EMKT and FMI in accordance with its terms, except that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and general equitable principles.

         4.3      CONSENTS AND APPROVALS; NO VIOLATIONS.

                  (a) The execution and delivery of this Agreement by EMKT and FMI and the consummation by EMKT and FMI of the Transactions will not: (1) violate any provision of the Certificate of Incorporation or By-Laws of EMKT or of FMI; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to EMKT or FMI or by which either of their respective properties or assets may be bound; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of EMKT, FMI or any of their Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which EMKT or FMI or any of their Subsidiaries is a party, or by which they or their respective properties or assets may be bound, excluding from the foregoing clauses (3) and (4) filings, notices, permits, consents and approvals the absence of which, and violations, breaches, defaults, conflicts and liens which, in the aggregate, would not have a material adverse effect on the Condition of EMKT and its Subsidiaries taken as a whole.

                  (b) Neither EMKT nor any Subsidiary thereof is in default or in violation of, and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation of any term, condition or provision of (i) its Certificate of Incorporation or By-Laws, as amended, (ii) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligations which EMKT or any of its Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to EMKT or any of its subsidiaries, except, in the case of clauses (i) and (ii) above, for defaults or violations that would not have a material adverse effect on the Condition of EMKT and its Subsidiaries taken as a whole.

         4.4 EMKT REPORTS AND FINANCIAL STATEMENTS. The consolidated balance sheets as of the end of the fiscal year ended June 30, 1999 and the fiscal quarter ended March 31, 2000 as set forth in EMKT's annual report on Form

10-KSB and Quarterly Report on Form 10-QSB, as filed with the Securities and Exchange Commission, and the consolidated statements of operations, consolidated statements of shareholders' equity and consolidated statements of cash flow for the fiscal year and quarter then ended, were prepared in accordance with GAAP, except as may be indicated therein or in the notes or schedules thereto, and fairly present the consolidated financial position of EMKT and its consolidated subsidiaries as of the date thereof and the results of their operations and cash flows for the fiscal year then ended. Neither EMKT's annual report on Form 10-KSB for the fiscal ended June 30, 1999 nor its quarterly report on Form 10-QSB for the fiscal quarter ended March 31, 2000 contained, at the time of filing, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. EMKT has timely filed all required forms, reports and exhibits thereto as required by the Securities Exchange Act of 1934.

         4.5 ABSENCE OF CERTAIN CHANGES. Except as disclosed in Schedule 4.5, since June 30, 1999 there has not been any material adverse change in the Condition of EMKT and its Subsidiaries taken as a whole.

         4.6 COMPLIANCE WITH LAWS. To the best knowledge of EMKT, EMKT and each of its Subsidiaries are in compliance with all applicable laws, regulations, orders, judgments and decrees except where the failure to so comply would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole.

         4.7 LIABILITIES. Neither EMKT nor any of its Subsidiaries has any outstanding claims, liabilities or indebtedness, whether absolute, accrued, condensed, contingent or otherwise, except as set forth in its balance sheet for the fiscal year ended March 31, 2000 or referred to in the footnotes thereto, other than liabilities incurred subsequent to such date in the ordinary course of business not involving borrowings by EMKT. Neither EMKT nor any of its Subsidiaries is in default in respect of the material terms and conditions of any indebtedness or other agreement.

         4.8 LITIGATION. Except as set forth in the EMKT's Form 10-KSB for the fiscal year ended June 30, 1999, there is no action, suit, proceeding, at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the best knowledge, information and belief of EMKT, any investigation by or before) any governmental or other instrumentality or agency, pending or, to the best of knowledge, information and belief of EMKT, threatened against or affecting EMKT or any of its Subsidiaries or any of their properties or rights which could have a material adverse effect on Condition of EMKT and its Subsidiaries taken as a whole. There are no such suits, actions, claims, proceedings or investigations pending, or to the best knowledge, information and belief of the Company and the Principal Sellers, threatened, seeking to prevent or challenge the Transactions. Except as disclosed in such Form 10-K, neither EMKT nor any of its Subsidiaries, is subject to any judgment, order or decree in any lawsuit or proceeding which could have a material adverse effect on the Condition of EMKT and its Subsidiaries, taken as a whole, or on the ability of EMKT or any Subsidiary to conduct its business as presently conducted.

         4.9      CAPITALIZATION.

                  (a) The authorized capital stock of EMKT consists of 50,000,000 shares of EMKT Stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this agreement, (i) 16,772,190 shares of EMKT Stock are issued and outstanding, (ii) 2,369,833 shares of EMKT Stock are reserved for issuance pursuant to outstanding options granted under EMKT stock option plans, (iii) no shares of EMKT Stock are reserved for issuance pursuant to outstanding warrants and (iv) no shares of EMKT preferred stock are issued and outstanding.

                  (b) The authorized capital stock of FMI consists of 30,000,000 shares of FMI Stock and 1,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this agreement, (i) 11,467,641 shares of FMI Stock are issued and outstanding, (ii) 3,887,750 shares of FMI Stock are reserved for issuance pursuant to outstanding options granted under FMI stock option plans,
(iii) 187,500 shares of FMI Stock are reserved for issuance pursuant to outstanding warrants; (iv) 250,000 shares of FMI preferred stock are issued and outstanding and (iv) rights to purchase 5,400,000 shares of FMI Stock at an exercise price of $5.00 per share are outstanding.

         4.10 TAXES. EMKT has filed or caused to be filed, within the times and in the manner prescribed by law, all federal, state, local and foreign Tax Returns and tax reports that are required to be filed by, or with respect to, EMKT or any of its Subsidiaries. Such returns and reports are true, correct and complete in all material respects and reflect accurately all liability for Taxes of EMKT and its Subsidiaries for the periods covered thereby. All federal, state, local and foreign Taxes (including interest and penalties) payable by, or due from, EMKT or any of its Subsidiaries have been fully paid or adequately disclosed and fully provided for in the books and financial statements of EMKT and its Subsidiaries. All deficiencies assessed as a result of any examination of such Tax Returns by federal, state, local or foreign tax authorities have been paid, and deficiencies for all taxes that have been proposed or asserted against EMKT or any Subsidiary do not exceed $10,000 in the aggregate for all periods. EMKT has not received any notice of any issue being raised since the date incorporation of EMKT by any federal, state, local or foreign taxing authority that, if raised with respect to any other period not so examined, could reasonably be expected to result in a proposed deficiency for any other period not so examined. No examination of any Tax Return of EMKT or any of its Subsidiaries is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of EMKT or any of its Subsidiaries. Neither EMKT nor any of its Subsidiaries is party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. EMKT and each of its Subsidiaries have complied (and until the Closing will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes (including, without limitation, withholding of taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

         4.11 INTELLECTUAL PROPERTY. The Company and its Subsidiaries own the entire right, title and interest in and to all material Intellectual Property necessary for the operation of their business as currently conducted. To the best knowledge of EMKT, there is no pending or threatened proceedings or litigation or other adverse claims affecting or with respect to such material or Intellectual Property. EMKT and its subsidiaries during the past two years have not received any notices or claims that claim infringement, contributory infringement, inducement to infringe, misappropriation or breach by EMKT or any of its subsidiaries of any domestic or foreign patents, patent applications, patent licenses and no-how licenses, trade names, trademark registrations and applications, service marks, copyrights, copyright registrations or applications, trade secrets or other confidential proprietary information.

                                   ARTICLE V

                         ACTIONS PRIOR TO CLOSING DATE

         5.1 ACCESS TO INFORMATION CONCERNING PROPERTIES AND RECORDS. During the period commencing on the date hereof and ending on the Closing Date, each of the Company and EMKT shall, and shall cause each of its Subsidiaries to, upon reasonable notice, afford the other, and their respective counsel, accountants and other authorized representatives, full access during normal business hours to the properties, books and records of the Company and its Subsidiaries or EMKT and its Subsidiaries (as applicable) in order that they may have the opportunity to make such investigations as they shall desire of the affairs thereof; such investigation shall not, however, affect the representations and warranties made by the Company or EMKT in this Agreement. The Company acknowledges and agrees that FMI's auditors will be performing an audit or review of the Company's financial statements for the fiscal year ended October 31, 1999 (the "Audit"), and will provide all information and documents and cooperate in any reasonable way so as to permit the Audit to be completed promptly. The Company agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as EMKT and FMI shall from time to time reasonably request.

         5.2      CONDUCT OF THE BUSINESS OF THE COMPANY PENDING THE CLOSING
DATE.

                  (a) The Company agrees that, except as permitted, required or specifically contemplated by, or otherwise described in, this Agreement or otherwise consented to or approved in writing by EMKT, during the period commencing on the date hereof and ending on the Closing Date:

                      (i) The Company and each of its Subsidiaries will conduct their respective operations only according to their ordinary and usual course of business and will use their commercially reasonable best efforts to preserve intact their respective business organization, keep available the services of their officers and employees and maintain satisfactory relationships with licensers, suppliers, distributors, clients and others having business relationships with them;

                      (ii) Neither the Company nor any of its Subsidiaries shall, except as may be necessary to effect the Transactions, (A) make any change in or amendment to the Company Articles or the By-Laws of the Company (or comparable governing documents of any Subsidiary); (B) issue or sell any shares of its capital stock (other than in connection with the exercise of Company

Options outstanding on the date hereof) or any of its other securities, or issue any securities convertible into, or options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any of its other securities, or make any other changes in its capital structure; (C) declare, pay or make any dividend or other distribution or payment with respect to, or split, redeem or reclassify, any shares of its capital stock; (D) enter into any contract or commitment, except for contracts in the ordinary course of business, including without limitation, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or release or relinquish any material contract rights; (E) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other Person other than a Subsidiary in the ordinary course of business and consistent with past practice;
(F) incur, assume or prepay any indebtedness or other material liabilities other than in the ordinary course of business and consistent with past practices; (G) make any loans, advances or capital contributions to, or investments in, any other Person, other than to Subsidiaries and employees in the ordinary course of business and not to exceed $25,000 in the aggregate outstanding at any time; (H) authorize capital expenditures in excess of the amount currently budgeted therefor; (I) permit any insurance policy naming the Company or any Subsidiary as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business; (J) amend any employee or nonemployee benefit plan or program, employment agreement, license agreement or retirement agreement, or pay any bonus or contingent compensation, except in each case in the ordinary course of business consistent with past practice prior to the date of this Agreement; (K) agree, in writing or otherwise, to take any of the foregoing actions; or (L) agree to the settlement of any litigation.

                  (b) The Company shall not, and shall not permit any of its Subsidiaries to (i) take any action, engage in any transaction or enter into any agreement which would cause any of the representations or warranties set forth in Article III to be untrue as of the Closing Date, or (ii) purchase or acquire, or offer to purchase or acquire, any shares of capital stock of the Company and the Company shall not sell or pledge or agree to sell or pledge any stock owned by it in any of the Subsidiaries, or allow any Subsidiary to pledge or agree to sell or pledge any stock owned by it in any other Subsidiary;

                  (c) The Company shall use reasonable efforts to operate its business in a manner consistent with prior practice and maintain the goodwill of its employees and other persons with which it has commercial dealings. In addition, the Company agrees that: (i) effective as of January 1, 2000, there will no increases in salary or other payments, disbursements or distributions in any manner or form to shareholders, directors, officers, or employees (or related parties thereto) of the Company or affiliated or related entities, or changes in the cash or cash equivalent account of the Company, other than normal and necessary transactions in the ordinary course of business; (ii) revenues and accounts receivable will be maintained on a normal basis and there will no changes in its methods or procedures for billing, collection or recording of customer accounts receivable or reserves for doubtful accounts; (iii) inventories will be maintained on a normal basis, purchases of inventory items will be made in accordance with past practices and no changes will be made in other normal inventory procedures; (iv) property, plant, and equipment will be maintained and serviced in accordance with normal policies, and repairs, maintenance to such plant and equipment will be made as necessary in the normal course of business (v) accounts payable and accrued expenses of the Company will be maintained on a current basis; (vi) all normal and recurring installment payments of bank debt, leases, contractual obligations and other amounts due third parties, if any, will be made by the Company as they become due, except to the extent suspended, withheld or terminated by the Company due to a bona fide dispute; (vii) the Company shall not incur any new blank debt, leases, loans, encumbrances, liens, attachments, contractual obligations or other indebtedness, except those incurred in the ordinary course of business; (viii) all federal, state, municipal and other tax returns, reports and declarations required to be filed, and all taxes, interest, penalties, fines or assessments related thereto will be satisfied by with respect to periods of time prior to the closing of the Transaction, except to the extent suspended, withheld or terminated by the Company due to a bona fide dispute.

         5.3 BEST EFFORTS. Each of the Company, EMKT and FMI shall, and the Company shall cause each of its Subsidiaries to, cooperate and use their respective commercially reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, their respective commercially reasonable best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its Subsidiaries as are necessary for consummation of the Transactions and to fulfill the conditions to the Transactions; provided, however, that no loan agreement or contract for borrowed money shall be repaid except as currently required by its terms, in whole or in part, and no contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Company or any of its Subsidiaries in order to obtain any such consent, approval or authorization without first obtaining the written approval of EMKT and FMI. FMI shall use its commercially reasonable best efforts to obtain releases or replacements for the personal guaranties by C. Jett Winter of obligations of the Company.

         5.4 NO SOLICITATION OF OTHER OFFERS. Neither the Company nor any of its Subsidiaries, shall, directly or indirectly, take (and the Company shall not authorize or permit its or its Subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, to so take) any action to encourage, solicit, initiate or, subject to the fiduciary duties of the Board of Directors under applicable law as advised in writing by counsel, participate in any way in discussions or negotiations with, or furnish any information to, any Person (other than EMKT, FMI or their respective officers, directors, representatives, agents, affiliates or associates) in connection with any possible or proposed merger or other business combination, sale or other disposition of assets, sale of shares of capital stock or similar transactions involving the Company or any Subsidiary or division of the Company. The Company will promptly communicate to EMKT and FMI the terms of any proposal or inquiry that it may receive in respect of any such transaction, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with the Company.

         5.5 EMPLOYEE BENEFITS. Following the Effective Time, EMKT and FMI intend that the Surviving Corporation will provide, for a period of not less than one year after the Effective Time, employees of the Company with employee benefits following the Effective Time which are, in the aggregate, substantially comparable to the benefits provided under the Employee Benefit Plans (other than Employee Benefit Plans which are Stock Option Plans or similar arrangements) disclosed on Schedule 3.11 that were maintained for such employees by the Company as of the Balance Sheet Date.

         5.6 OFFICERS' AND DIRECTORS' INSURANCE; INDEMNIFICATION. The Surviving Corporation will, for a period of one year commencing at the Effective Time (i) maintain all rights to indemnification now existing in favor of the directors and officers of the Company as provided in the Company Articles or the By-Laws of the Company, with respect to acts and omissions occurring prior to the Effective Time; provided, however, that the Surviving Corporation will not be liable for any settlement effected without its consent; and (ii) maintain a policy or policies of directors' and officers' liability insurance covering directors and officers of the Company and having such terms no less favorable than the policies presently maintained by the Company on the date of this Agreement (true and correct copies of which have been delivered to EMKT) with respect to acts and omissions occurring prior to the Effective Time; provided further that such insurance coverage shall continue to be available and provided that the annual premium therefor shall not exceed $50,000 (the "Maximum Amount") to maintain or procure such insurance coverage; and provided further that if the Surviving Corporation shall be unable to maintain or obtain such insurance coverage as called for by this Section 5.6(ii), the Surviving Corporation will maintain or obtain, for the remainder of such one year period, as much comparable insurance as shall be available for the Maximum Amount.

                                   ARTICLE VI

                      CONDITIONS PRECEDENT TO TRANSACTIONS

         6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF EMKT, FMI AND THE COMPANY AND THE SELLERS. The respective obligations of EMKT and FMI, on the one hand, and the Company and the Sellers, on the other hand, to effect the Transactions are subject to the satisfaction or waiver (subject to applicable law) on or prior to the Closing Date of each of the following conditions:

                  (a) Approval of Company' s and FMI' s Shareholders. This Agreement and the Transactions shall have been approved and adopted by the requisite vote or consent of (i) the shareholders of the Company in accordance with the California GCL, the Company Articles, the By-Laws of the Company and any agreements between the Company and its shareholders or among its shareholders and (ii) the Shareholders of FMI in accordance with the Delaware GCL, the Certificate of Incorporation and By-Laws of FMI and any agreements between FMI and its shareholders or among its shareholders;

                  (b) Injunction. No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the Transactions and which is in effect on the Closing Date;

                  (c) Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Transactions or has the effect of making the purchase of the Company Stock illegal; and

                  (d) Blue Sky. The issuance of the Merger Consideration and the Transactions shall have been qualified or exempt from qualification under the California Law and any other applicable state securities or blue sky laws.

         6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF EMKT AND FMI. The obligations of EMKT and FMI to effect the Transactions are also subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

                  (a) Accuracy of Representations and Warranties. All representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing Date;

                  (b) Performance by Company. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Closing Date;

                  (c) Employment Agreements. C. Jett Winter and Simon Jones shall have entered into employment agreements with FMI in form and substance satisfactory to FMI;

                  (d) Legal Opinion. EMKT and FMI shall have received an opinion of Preston Gates & Ellis LLP, counsel to the Company in form and substance acceptable to EMKT and FMI;

                  (e) Joinder Agreements. Each Seller (other than the Principal Sellers) and each Exercising Optionee shall have executed a Joinder Agreement in form and substance satisfactory to EMKT, whereby such Exercising Optionee and Seller agrees to make the representations and warranties set forth in Article II;

                  (f) Audit. The Audit shall have been completed;

                  (g) Shareholders Loan. The Loan in the amount of $439,845 owed by the Company to C. Jett Winter shall have been converted into 175,938 shares of Series C Stock;

                  (h) Convertible Note. The Amended and Restated Subordinated Convertible Promissory Notes of the Company in the aggregate outstanding principal amount of approximately $726,000 shall have been canceled and exchanged for 282,000 shares of Series C Stock;

                  (i) Series C Warrants. The Canceled Warrants, as identified on
Schedule 1.4, shall have been exercised with respect to 73,860 shares of Company Common Stock, and the Company shall have used the entire proceeds thereof to pay down its existing credit line; and

                  (j) Net Worth. If required by Section 1.2(d), the Principal Sellers shall have taken the actions described in such section in order to insure that the net worth of the Company at Closing will be at least $0.00.

                  (k) Other Documents. EMKT and FMI shall have received such other documents, opinions, agreements, certificates and instruments as they shall reasonably require in connection with the consummation of the Transactions.

         6.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SELLERS. The obligation of the Company and the Sellers to effect the Transactions is also subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

                  (a) Accuracy of Representations and Warranties. All representations and warranties of EMKT and FMI contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing Date;

                  (b) Performance by EMKT and FMI. Each of EMKT and FMI shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Closing Date;

                  (c) Employment Agreements. C. Jett Winters and Simon Jones shall have entered into employment agreements with FMI in form and substance satisfactory to C. Jett Winters and Simon Jones, respectively;

                  (d) Release of Personal Guaranties. FMI shall have obtained written commitments from the obligees to release or accept replacements of C. Jett Winter with respect to any commercial leases or other contracts of the Company that he has personally guaranteed;

                  (e) Registration Rights. EMKT and the Sellers shall have entered into an agreement regarding registration rights for the EMKT Stock constituting a part of the Purchase Consideration substantially in the terms of Exhibit A; and

                  (f) Legal Opinion. The Company and the Sellers shall have received an opinion of Kaye, Scholer, Fierman, Hays and Handler, LLP, counsel to EMKT and FMI, in form and substance acceptable to the Company and the Principal Sellers.

                                  ARTICLE VII

                          TERMINATION AND ABANDONMENT

         7.1 TERMINATION. This Agreement may be terminated and the Transactions may be abandoned, at any time prior to the Closing Date:

                  (a) by mutual consent of the Company and the Principal Sellers, on the one hand, and of EMKT and FMI, on the other hand;

                  (b) by EMKT and FMI, on the one hand, or the Company and the Principal Sellers, on the other hand, if the Closing shall not have occurred within 60 days after the date of this Agreement or there has been a material breach of any representation, warranty, obligation, covenant or agreement set forth in this Agreement on the part of the other party;

                  (c) by EMKT and FMI, if any of the conditions specified in Sections 6.1 or 6.2 have not been met or waived by EMKT and FMI prior to or at such time as such condition can no longer be satisfied; or

                  (d) by the Company and the Principal Sellers, if any of the conditions specified in Sections 6.1 or 6.3 have not been met or waived by the Company and the Principal Sellers prior to or at such time as such condition can no longer be satisfied.

         7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.1 by EMKT or FMI, on the one hand, or the Company and the Principal Sellers, on the other hand, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of EMKT, FMI or the Company or the Principal Sellers, except that Section 9.1, Article VIII and this Section 7.2 shall survive any termination of this Agreement. Nothing in this Section 7.2 shall relieve any party to this Agreement of liability for breach of this Agreement.

                                  ARTICLE VIII

                                INDEMNIFICATION

         8.1 INDEMNIFICATION BY SELLERS. Each Seller shall, severally and not jointly, indemnify and hold harmless EMKT, FMI and the Surviving Corporation and each of their affiliates, directors, officers, employees, attorneys, agents and representatives (collectively, the "Affiliated Parties") in respect of any and all claims, losses, damages, liabilities, declines in value, penalties, interest, costs and expenses (including, without limitation, any attorneys', accountants' and consultants' fees and other expenses) reasonably incurred by EMKT, FMI, the Surviving Corporation or their respective Affiliated Parties, together with interest on cash disbursements in connection therewith, at an annual rate equal to the prime rate as reported from time to time by Bank of America NT & SA (the "Prime Rate") then in effect, from the date such cash disbursements were made by EMKT, FMI, the Surviving Corporation or any of their Affiliated Parties until paid by such Seller, in connection with each and all of the following:

                  (a) Any breach of any representation or warranty made by such Seller in Article II of this Agreement;

                  (b) Any misrepresentation contained in any certificate furnished by such Seller individually pursuant to this Agreement or in connection with the Transactions, including without limitation the Joinder Agreements; and

                  (c) Any breach of any covenant, agreement or obligation of such Seller individually contained in this Agreement or any other instrument contemplated by this Agreement.

                  No claim, demand, suit or cause of action shall be brought against such Seller under this Section 8.1 unless and until the aggregate amount of claims under Sections 8.1 and 8.2 exceeds $10,000, in which event EMKT and FMI and their respective Affiliated Parties shall be entitled to indemnification from such Seller for all claims hereunder in excess of $10,000.

         8.2 INDEMNIFICATION BY PRINCIPAL SELLERS JOINTLY AND SEVERALLY. The Principal Sellers shall, for a period of 12 months from the date hereof, jointly and severally indemnify and hold harmless EMKT, FMI and the Surviving Corporation and each of their respective Affiliated Parties in respect of any and all claims, losses, damages, liabilities, declines in value, penalties, interest, costs and expenses (including, without limitation, any attorneys, accountants' and consultants' fees and other expenses) reasonably incurred by EMKT, FMI, the Surviving Corporation or their respective Affiliated Parties, together with interest on cash disbursements in connection therewith, at an annual rate equal to the Prime Rate then in effect, from the date such cash disbursements were made by EMKT, FMI, the Surviving Corporation or any of their Affiliated Parties until paid by the Sellers, in connection with each and all of the following:

                  (a) Any breach of any representation or warranty made by the Principal Sellers or the Company in Article III of this Agreement or pursuant hereto;

                  (b) Any misrepresentation contained in any certificate furnished by the Principal Sellers and/or the Company pursuant to this Agreement or in connection with the Transactions;

                  (c) Any breach of any covenant, agreement or obligation of the Principal Sellers and/or the Company contained in this Agreement or any other instrument contemplated by this Agreement; or

                  (d) The amounts, if any, by which the negative net worth of the Company shown on the Closing Date Audit exceeds the sum of the Estimated Net Worth plus the amount contributed to the Company pursuant to Section 1.2(d);

                  No claim, demand, suit or cause of action shall be brought against the Principal Sellers under this Section 8.2 unless and until the aggregate amount of claims under Sections 8.1 and 8.2 exceeds $10,000, in which event EMKT and FMI and their respective Affiliated Parties shall be entitled to indemnification from the Principal Sellers for all claims hereunder in excess of $10,000.

         8.3 INDEMNIFICATION BY EMKT AND FMI. EMKT and FMI shall, for a period of 12 months from the Closing Date, jointly and severally, indemnify and hold harmless each of the Sellers in respect of any and all claims, losses, damages, liabilities, declines in value, penalties, interest, costs and expenses (including, without limitation, any attorneys', accountants' and consultants' fees and other expenses) reasonably incurred by Sellers, together with interest on cash disbursements in connection therewith, at an annual rate equal to the Prime Rate then in effect, from the date that such cash disbursements were made by Sellers until paid by EMKT or FMI, in connection with each and all of the following:

                  (a) Any breach of any representation or warranty made by EMKT or FMI in this Agreement or pursuant hereto; or

                  (b) Any breach of any covenant, agreement or obligation of EMKT or FMI contained in this Agreement or any other instrument contemplated by this Agreement; or

                  (c) Any misrepresentation contained in any statement or certificate furnished by EMKT or FMI pursuant to this Agreement or in connection with the Transactions.

                  No claim, demand, suit or cause of action shall be brought against EMKT or FMI under this Section 8.3 unless and until the aggregate amount of claims under this Section 8.3 exceeds $10,000, in which event, Sellers shall be entitled to indemnification from EMKT or FMI for all claims hereunder in excess of $10,000.

         8.4 INDEMNIFICATION BY SELLERS FOR TAX LIABILITIES. In addition to, and not by way of limitation on, the indemnities set forth in this Article VIII, the Principal Sellers shall jointly and severally indemnify and hold harmless on an after-tax basis (and after taking into account any insurance proceeds to which EMKT or FMI is entitled hereunder) EMKT and FMI against all Taxes of the Company (together with its consolidated Subsidiaries) for all taxable periods ending on or before the date hereof or otherwise attributable to the operations, transactions, assets, or income of the Company or its Subsidiaries prior to the date hereof, together with any expenses (including, without limitation, settlement costs and any legal, accounting and other expenses) incurred in connection with the contesting, collection or assessment of such Taxes, and together with interest at an annual rate equal to the Prime Rate then in effect. Notwithstanding Sections 8.1 and 8.2, the Principal Sellers' obligation to indemnify EMKT and FMI pursuant to this Section 8.4 shall continue until 90 days after all applicable statutes of limitations have expired. For purposes of this Section 8.4, the term "after-tax basis" means determined after giving effect to (i) the receipt by the indemnified party of such payment, if such receipt is taxable and (ii) any tax deduction available on account of the payment of such Taxes; and assuming that Taxes are payable at a combined effective rate of 45% of taxable income.

         8.5 CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "indemnified party") shall promptly notify the party obligated to provide indemnification (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim; provided, however, that the failure to so notify the indemnifying party shall not relieve the indemnifying party of its obligation hereunder to the extent such failure does not materially prejudice the indemnifying party. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. If any claims shall arise against Sellers hereunder, EMKT and FMI may (but shall not be required to) set-off against any amount then or thereafter payable (but not yet paid) to such Seller.

         8.6 DEFENSE CLAIMS. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person who is not a party to this Agreement, the indemnifying party at its sole cost and expense and with counsel reasonably satisfactory to the indemnified party may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if (a) the indemnifying party acknowledges to the indemnified party in writing, within 15 days after receipt of notice from the indemnifying party, its obligations to indemnify the indemnified party with respect to all elements of such claim, (b) the indemnifying party provides the indemnified party with evidence reasonably acceptable to the indemnified party that the indemnifying party will have the financial resources to defend against such third-party claim and fulfill its indemnification obligations hereunder, (c) the third-party claim involves only money damages and does not seek an injunction or other equitable relief, and (d) settlement or an adverse judgment of the third party claim is not, in the good faith judgment of the indemnified party, likely to establish a pattern or practice adverse to the continuing business interests of the indemnified party. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if there are one or more legal defenses available to the indemnified party that conflict with those available to the indemnifying party, or if the indemnifying party fails to take reasonable steps necessary to defend diligently the claim after receiving notice from the indemnified party that it believes the indemnifying party has failed to do so, the indemnified party may assume the defense of such claim; provided, further, that the indemnified party may not settle such claim without the prior written consent of the indemnifying party, which consent may not be unreasonably withheld. If the indemnified party assumes the defense of the claim, the indemnifying party shall reimburse the indemnified party for the reasonable fees and expenses of counsel retained by the indemnified party and the indemnifying party shall be entitled to participate in (but not control) the defense of such claim, with its counsel and at its own expense. The parties agree to render, without compensation, to each other such assistance as they may reasonably require of each other in order to insure the proper and adequate defense of any action, suit or proceeding, whether or not subject to indemnification hereunder. Notwithstanding the foregoing, if any of Sellers assumes the defense of a claim for Taxes for which they are obligated to indemnify EMKT, FMI or any of its Subsidiaries, then such indemnifying party shall not settle or otherwise agree to a resolution of a dispute with respect to such claim if that settlement or resolution would have an adverse impact on the liability of EMKT, FMI or any of their respective Subsidiaries for any taxable period ending after the date hereof without the express written consent of EMKT, FMI or such affected Subsidiary, which consent will not be unreasonably withheld or delayed.

         8.7      MANNER OF INDEMNIFICATION.

                  (a) If EMKT, FMI or the Surviving Corporation shall have an indemnity claim under any provision of this Agreement, then, provided that they comply with the proceedure st forth in Section 8.7(b), they shall be entitled to receive out of the Indemnification Holdback that number of shares of FMI Stock, valued at $13.50 per share, as is required to satisfy such indemnification obligation to the extent such indemnification obligation is not fully paid or reimbursed by insurance.

                  (b) EMKT or FMI shall give written notice to the Principal Sellers specifying the nature and extent of any indemnification claim and requesting payment therefor. Within ten days of receipt of such notice the Principal Sellers shall either (i) provide written instructions to EMKT or FMI with a copy to Sellers to make the indemnification payment on a date which is mutually agreed to but which shall be at least within 30 days of the date of such notice or (ii) provide written notice to EMT or FMI objecting to such indemnification payment. If EMKT or FMI and Principal Sellers cannot reach an agreement regarding an indemnification payment within ten days of notice objecting to such indemnification payment, then the matter shall be submitted to arbitration pursuant to Section 9.16.

                  (c) Any claims for payment in respect of indemnity during the period between the Closing and 18-month anniversary of the Closing ( the "Holdback Release Date") shall be satisfied out of the Indemnification Holdback unless and until the Indemnification Holdback shall be depleted, in which case EMKT, FMI or the Surviving Corporation, as the case may be, shall be entitled to payment directly from the Sellers. Any right of FMI, EMKT or the Surviving Corporation to payment out of the Indemnification Holdback is, in all cases, in addition to and not in substitution of any other rights or remedies available thereto under this Agreement, any other agreement in respect of the Transactions or by operation of law or in equity, including the right to specific performance or injunctive relief. On the Holdback Release Date, any shares of FMI Stock remaining in the Indemnification Holdback shall be released to the Sellers. All indemnification payments required to be made in cash hereunder shall be effected by with payment of cash or delivery of a certified or official bank check in the amount of the indemnification liability.

         8.8 LIMITATIONS ON INDEMNIFICATION. Notwithstanding the provisions of Section 8.1, 8.2 and 8.3 to the effect that an indemnifying party's obligation under such section shall expire 12 months after the date hereof, such obligation shall continue (i) as to any matter as to which a claim is submitted in writing to the indemnifying party prior to such 12 months after the date hereof identified as a claim for indemnification pursuant to this Agreement or
(ii) as to any matter that is based upon willful fraud by the indemnifying party, until such time as such claims and matters are resolved. The liability of any Seller shall not exceed the value at the time of Closing of the Consideration received by such Seller.

                                   ARTICLE IX

                                 MISCELLANEOUS

         9.1      FEES AND EXPENSES.

                  (a) Except as provided in paragraph (b) below, all costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such costs and expenses. The costs of the Transactions incurred by the Sellers shall not be paid by or charged to the Company.

                  (b) If either (i) at any time while this Agreement is in effect, the Company shall have consummated, or entered into an agreement providing for, a merger of the Company with, sale of all or a substantial part of the assets of the Company to, or any other business combination involving the Company with, another Person, or (ii) this Agreement is terminated other than solely because of a material breach of the representations or warranties of EMKT or FMI or a failure of EMKT or FMI to fulfill a material covenant contained herein, then, in the case of clause (i) or (ii) above, the Company shall, within two days after the first of such events has occurred, pay EMKT a fee in lieu of reimbursement for its expenses incurred in connection with this Transaction equal to $40,000. Payment of such fee shall not limit the right or ability of EMKT or FMI to pursue any other available remedies at law or in equity.

         9.2 REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the Company and the Sellers, on the one hand, and EMKT and FMI, on the other hand, contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party.

         9.3 EXTENSION; WAIVER. At any time prior to the Closing Date, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, EMKT or FMI, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         9.4 PUBLIC ANNOUNCEMENTS. The Company and the Sellers, on the one hand, and EMKT and FMI, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of a copy of such release or statement, unless required by applicable law.

         9.5 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

                  (a) if to the Company, to it at:

                      BayWeb, Inc.
                      3910 Freedom Circle, Suite 102
                      Santa Clara, California 95054
                      Attention: C. Jett Winter, Chief Executive Officer
                      Fax: 408-486-9828

                      with a copy to:

                      Preston Gates & Ellis, LLP
                      100 Hamilton Avenue, Suite 100
                      Palo Alto, California 94301-1656
                      Attention: James E. Topinka, Esq.
                      Fax: 650-325-8388

                  (b) if to either Principal Seller, to his address on the signature pages hereof with a copy to:

                      Preston Gates & Ellis, LLP
                      100 Hamilton Avenue, Suite 100
                      Palo Alto, California 94301-1656
                      Attention: James E. Topinka, Esq.
                      Fax: 650-325-8388

                  (c) if to either EMKT or FMI, to it at:

                      c/o Full Moon Interactive Inc.
                      911 Wilshire Boulevard
                      Los Angeles, California 90071
                      Attention: President
                      Fax: 323-856-3011

                      with a copy to:

                      eMarketplace, Inc.
                      225 W. Julian Street, Suite 100
                      San Jose, California 95110
                      Attention: Chairman
                      Fax: 408-275-1958

                      And to:

                      Kaye, Scholer, Fierman, Hays & Handler, LLP
                      1999 Avenue of the Stars
                      Los Angeles, California 90067
                      Attention: B.J. Yankowitz, Esq.
                      Fax: 310-788-1200

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

         9.6 ENTIRE AGREEMENT. This Agreement and the exhibits, schedules and other documents referred to herein or delivered pursuant hereto, collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.

         9.7 BINDING EFFECT; BENEFIT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.8 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented in writing by the parties hereto in any and all respects before the Closing Date.

         9.9 FURTHER ACTIONS. Each of the parties hereto agrees that, subject to its legal obligations, it will use its best efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the Transactions.

         9.10 HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits and Schedules, unless otherwise specified, are to Articles, Sections, Exhibits and Schedules of and to this Agreement.

         9.11 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         9.12 APPLICABLE LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws rules thereof.

         9.13 SEVERABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         9.14 "PERSON" DEFINED. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a group and a government or other department or agency thereof.

         9.15 ATTORNEYS' FEES. In the event any action is instituted by a party to enforce any of the terms and provisions contained herein, the prevailing party in such action shall be entitled to such reasonable attorneys' fees, costs and expenses as may be fixed by the court.

         9.16 ARBITRATION PERIOD. The parties agree that in the event of any dispute arising between or among any of the parties in connection with this Agreement or the Transactions, such dispute shall be settled only by arbitration to be conducted in Santa Clara County, California in accordance with the rules of Judicial Arbitration and Mediation Services, Inc. ("JAMS") applying the laws of California. The parties agree that such arbitration shall be conducted by one or more retired judges who are experienced in dispute resolution regarding mergers and acquisitions, that pre-arbitration discovery shall be limited to the greatest extent provided by the rules of JAMS, that the arbitration award shall not include factual findings or conclusions of law, and that no punitive damages shall be awarded. The parties understand that any party's rights to appeal or to seek modification of rulings in an arbitration is severely limited. Any awarded rendered by the arbitrator shall be final and binding and judgment may be entered upon it in any court of competent jurisdiction in Santa Clara County, California at the time such award is rendered.

         IN WITNESS WHEREOF, each of EMKT, FMI, the Principal Sellers and the Company have caused this Agreement to be executed by their respective officers (if applicable) hereunto duly authorized, all as of the date first above written.

EMKT:                                EMARKETPLACE, INC.

                                     By /s/ BRIAN BURNS
                                        ----------------------------------------
                                        Brian Burns, Vice President


FMI:                                 FULL MOON INTERACTIVE, INC.


                                     By: /s/ BRIAN BURNS
                                         ---------------------------------------
                                         Brian Burns, Vice President


THE COMPANY:                         BAYWEB, INC.


                                     By: /s/ C. JETT WINTER
                                         ---------------------------------------
                                         C. Jett Winter, Chief Executive Officer



PRINCIPAL SELLERS:                   /s/ C. JETT WINTER
                                     ---------------------------------------
                                     C. Jett Winter


                                     /s/ MITCHELL STEVKO
                                     ---------------------------------------
                                     Mitchell Stevko

                                                                    SCHEDULE 1.2

                      THE SELLERS AND EXERCISING OPTIONEES


                                            No. of Shares of     No. of Shares of      No. of Shares of
                           No. of Shares  Company Stock to be    EMKT Stock to be          FMI Stock
                Class of    of Company      canceled in the       Received in the   to be Received in the
       Name       Stock     Stock Owned          Merger                Merger                Merger
---------------------------------------------------------------------------------------------------------

C. Jett Winter

Mitchell Stevko

                                                                       EXHIBIT A

                          REGISTRATIONRIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT, dated as of ____, 2000, is between EMARKETPLACE, INC., a Delaware corporation (the "Company") and the persons who are identified as the "Shareholders" on the signature pages hereof.

         The parties hereto agree as follows:

         1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

              "Advice": See Section 4.

              "Business Day": Any day other than a day on which banks are authorized or required to be closed in the State of New York.

              "Commission": The Securities and Exchange Commission.

              "Common Stock": The common stock, par value $.001 per share, of the Company.

              "Demand Registration Rights": See Section 2.

              "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

              "Holder or Holders": Any holder of the Registrable Securities.

              "Holders' Counsel" means a law firm representing the Selling Holders collectively.

              "Majority Holders" means the Holders of a majority of the then outstanding Registrable Securities.

              "NASD": See Section 4(m).

              "Objecting Notice": See Section 4(a).

              "Objecting Party": See Section 4(a).

              "Optionee" has the meaning set forth in the SPC Agreements.

              "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

              "Piggyback Registration Rights": See Section 3(a).

              "Prospectus": The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

              "Records": See Section 4(m).

              "Registrable Securities": The shares of Common Stock issued pursuant to each of the SPC Agreements to the Sellers and, if applicable to each Optionee who has executed a Joinder Agreement pursuant to a SPC Agreement, until such time as (i) a Registration Statement covering such Registrable Securities has been declared effective by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement or (ii) such Registrable Securities are held by one or more Persons who could sell all Registrable Securities held by each such Person in a single sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, whichever is earlier. Registrable Securities does not include any Common Stock issued to eMarketplace, Inc. pursuant to the SPC Agreements.

              "Registration Expenses": See Section 5.

              "Registration Statement": Any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statements, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

              "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

              "Sellers": Collectively the Sellers party to each of the SPC Agreements.

              "Selling Holders": See Section 4(a).

              "Shelf Registration": See Section 3.

              "SPC Agreements" means each of the agreements set forth on
Schedule I hereto.

              "Target Effective Period": See Section 3.

         2.   DEMAND REGISTRATION.

              (a) The Company will use commercially reasonable efforts to commence by December 31, 2000 the process to register a public offering of its Common Stock under the Securities Act (other than an offering pursuant to a registration statement on Forms S-4 or S-8 or on another form not available for registering the Registrable Securities for sale to the public), and to commence within 60 days of the effectiveness of such registration statement the process to register a secondary offering of its securities under the Securities Act in which the registration rights under Section 3 would be available to the Holders; provided, however, that the Company shall not be obligated to file any such registration statement if it reasonably believes that because of market conditions or the status of the Company's business or financial condition, the filing at such time of such registration statement and the sale of its securities is not in the best interests of the Company, in which case the Company will use commercially reasonable efforts to file such registration statement as soon as in the reasonable belief of the Company market conditions or and its business and financial condition warrant.

              (b) In the event the Company does not commence the process to register any of its securities under the Securities Act for sale to the public for its own account (for which the Holders have piggyback registration rights under Section 3 hereof and for which at least 50 percent of such Holders' shares have not been excluded by the underwriters pursuant to Section 3(b) hereof) or the account of the security holders (except with respect to registration statements on Forms S-4 or S-8 or on another form not available for registering the Registrable Securities for sale to the public) by September 1, 2000, then the Majority Holders shall have the right by written request to require that the Company effect a registration of the Registrable Securities and the Company will: (a) promptly give written notice of the proposed registration to all other Holders; and (b) as soon as practicable, use its commercially reasonable best efforts to effect all such registrations, qualifications and compliances (including, without limitations, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in the written request given within 30 days after receipt of such written notice from the Company ("Demand Registration Rights"); provided, however, that the Company shall not be obligated to take any action to effect such registration, qualification or compliance pursuant to this paragraph: (i) after the Company has effected one such registration pursuant to this Section 2 and such registration has been declared or ordered effective; or
(ii) if the amount of securities being offered by the Holders for registration hereunder is less than 75 percent of the Registrable Securities.

              (c) Subject to clauses (i) and (ii) of Section 2(b), the Company shall file a Registration Statement covering the Registrable Securities so requested to be registered as soon as reasonably practicable, after receipt of the request of the initiating Majority Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such Registration Statement, the Company shall have an additional period of not more than 90 days within which to file such Registration Statement.

              (d) In addition to the foregoing, to the extent such terms and procedures are not inconsistent with the provisions of this Section 2, the terms and procedures of the registration process for the sale of the Registrable Securities shall also be in accordance with Section 3 of this Agreement (other than Section 3(b)) as if the Holders were selling their Registrable Securities pursuant to the Piggyback Registration referred to in Section 3. If a registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of equity securities (including all Registrable Securities) which the Company, the Holders and any other persons intended to be included in such registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such registration (i) first, all the securities the Holders have elected to sell, and (ii) second, to the extent that the number of securities which the Holders have elected to sell pursuant to this Section 2 is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of securities determined to be included in such offering by the Company and any other holders of Common Stock to the extent they have registration rights under agreements with the Company.

         3.   PIGGYBACK REGISTRATION.

              (a) Piggyback Registration Rights. If, at any time prior to September 30, 2001, the Company proposes to register any of its securities under the Securities Act for sale to the public for its own account or for the account of other security holders (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice thereof to Holders of its intention so to do (such notice to be given at least 15 days prior to the filing thereof). Upon the written request of any such Holder (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof, received by the Company within ten days after giving of any such notice by the Company, to register any of such Holder's Registrable Securities, the Company will use its reasonable efforts, subject to Section 3(b) below, to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the Registration Statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder (in accordance with its written request) of such Registrable Securities so registered ("Piggyback Registration Rights"); provided that (i) if such registration involves an underwritten offering, all Holders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company; and (ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 3(a) and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

If a registration pursuant to this Section 3(a) involves an underwritten public offering, any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. The foregoing provisions notwithstanding, (i) the Company may withdraw any registration statement referred to in this Section 3(a) without thereby incurring any liability to the Holders, and (ii) the inclusion of shares of Registrable Securities under such Piggyback Registration Rights is subject to the cut-back provisions of Section 3(b) below.

              (b) Priority in Piggyback Registration. If a registration pursuant to Section 3(a) hereof involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of equity securities (including all Registrable Securities) which the Company, the Holders and any other persons intended to be included in such registration exceeds the largest number of securities which can be sold without having a material adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such registration (i) first, all the securities the Company proposes to sell for its own account, and (ii) second, to the extent that the number of securities which the Company proposes to sell for its own account pursuant to Section 3(b)(i) hereof is less than the number of securities which the Company has been advised can be sold in such offering without having the material adverse effect referred to above, the number of securities requested to be included in such registration by security holders as a result of their exercise of "demand" registration rights by such other holders. Any such reductions shall be pro rata in relation to the number of shares of Common Stock to be registered by each person participating in the offering.

              (c) Holdback Agreements. If any registration of Registrable Securities shall be in connection with an underwritten public offering, each Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the 30 days prior to, and during the 90-day period beginning on, the effective date of such Registration Statement (except as part of such registration).

              (d) Exceptions. Notwithstanding the foregoing, the Company may delay the registration of Registrable Securities following a written request pursuant to Section 3(a) hereof for the time periods described in Section 3(e) hereof upon the occurrence of any of the following:

                  (i) The Company shall have previously entered into an agreement or letter of intent contemplating an underwritten public offering on a firm commitment basis of Common Stock or securities convertible into or exchangeable for Common Stock and the managing underwriter of such proposed public offering advises the Company in writing that in its opinion such proposed underwritten offering would be materially and adversely affected by a concurrent registered offering of Registrable Securities (such opinion to state the reasons therefor);

                  (ii) During the two-month period immediately preceding such request, the Company shall have entered into an agreement or letter of intent, which has not expired or otherwise terminated, contemplating a material business acquisition by the Company or its subsidiaries whether by way of merger, consolidation, acquisition of assets, acquisition of securities or otherwise;

                  (iii) The Company is in possession of material nonpublic
              information that the Company would be required to disclose in the Registration Statement and that is not, but for the registration, otherwise required to be disclosed at the time of such registration, the disclosure of which, in its good faith judgment, would have a material adverse effect on the business, operations, prospects or competitive position of the Company;

                  (iv) The Company shall receive the written opinion of the managing underwriter of the underwritten public offering pursuant to which Common Stock has been registered within the three-month period prior to the receipt of a registration request that the registration of additional Common Stock will materially and adversely affect the market for the Common Stock (such opinion to state the reasons therefor); or

                  (v) At the time of receipt of a registration request, the Company is engaged, or its board of directors has adopted by resolution a plan to engage, in any program for the purchase of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock and, in the opinion of counsel, reasonably satisfactory to the requesting Holders, the distribution of the Common Stock to be registered would cause such purchase of shares to be in violation of Regulation M promulgated under the Exchange Act.

              (e) Period of Delay. If an event described in clauses (i) through
(iv) of Section 3(d) shall occur, the Company may, by written notice to the Holders, delay the filing of a Registration Statement with respect to the Registrable Securities to be covered thereby for a period of time not exceeding 90 days, in which case the December 31, 2000 deadline for exercising the Demand Registration Rights under Section 2 shall be extended for a like period of time.

              If an event described in clause (v) of Section 3(d) shall occur, the filing of a Registration Statement with respect to the Registrable Securities to be covered thereby shall be delayed until the first date that the Registrable Securities to be covered thereby can be sold without violation of Regulation M of the Exchange Act, in which case the December 31, 2000 deadline for exercising the Demand Registration Rights under Section 2 shall be extended for a like period of time.

         4.   REGISTRATION PROCEDURES.

              In connection with the registration obligations of the Company pursuant to the terms and conditions of this Agreement, the Company shall:

              (a) prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish to the Holders covered by such Registration Statement (the "Selling Holders"), Holders' Counsel and the underwriters, if any, draft copies of all such documents proposed to be filed at least five Business Days prior thereto, which documents will be subject to the review of such Holders' Counsel and the underwriters, if any, and the Company will not, unless required by law, file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which Selling Holders of at least a majority of the Registrable Securities (the "Objecting Party") shall object, pursuant to notice given to the Company prior to the filing of such amendment or supplement (the "Objection Notice"). The Objection Notice shall set forth the objections and the specific areas in the draft documents where such objections arise. The Company shall have five Business Days after receipt of the Objection Notice to correct such deficiencies to the satisfaction of the Objecting Party, and will notify each Selling Holder of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

              (b) as promptly as practicable prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the period required pursuant to Sections 2 and 3; cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Selling Holders set forth in such Registration Statement or supplement to the Prospectus;

              (c) as promptly as practicable furnish to any Selling Holder and the underwriters, if any, without charge, such number or conformed copies of such Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such Selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such Selling Holder (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement thereto by each Selling Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto); provided, that before filing a Registration Statement or Prospectus relating to the Registrable Securities or any amendments or supplements thereto, the Company will furnish to Holders' Counsel copies of all documents proposed to be filed at least three Business Days prior to the filing thereof, which documents will be subject to the review of such counsel;

              (d) on or prior to the date on which the Registration Statement is declared effective, register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any Selling Holder, Holders' Counsel or underwriter reasonably requests and do any and all other acts and things which may be necessary or advisable to enable such Selling

Holder to consummate the disposition in such jurisdictions of such Registrable Securities owned by such Selling Holder; keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective; and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company shall not be required to (i) qualify to do business as a foreign corporation or as a broker-dealer in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject;

              (e) cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

              (f) as promptly as practicable notify each Selling Holder, Holders' Counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information to be included in any Registration Statement or Prospectus or otherwise, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose,
(iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose and (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated by reference therein untrue or which requires the making of any changes in such Registration Statement, Prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

              (g) make generally available to the Holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a Registration Statement;

              (h) use its reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and, if one is issued, to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

              (i) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a Registration Statement, deliver a copy of such document to Holders' Counsel;

              (j) cooperate with the Selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends and shall be in a form eligible for deposit with the Depository Trust Company) representing securities sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Selling Holders may request and make available prior to the effectiveness of such Registration Statement a supply of such certificates;

              (k) if applicable, enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as the Selling Holders of at least a majority of the aggregate number of the Registrable Securities being sold or the underwriters retained by the Selling Holders participating in an underwritten public offering, if any, may request in order to expedite or facilitate the disposition of such Registrable Securities;

              (l) if requested by Selling Holders of at least a majority of the aggregate amount of the Registrable Securities being sold to cause the Registrable Securities included in such Registration Statement to be (i) listed or admitted for trading or otherwise included on each securities exchange, if any, (including, without limitation, the Nasdaq Stock Market) on which similar securities issued by the Company are then listed or (ii) authorized to be quoted on the National Association of Securities Dealers, Inc. Automated Quotation if the Registrable Securities so qualify;

              (m) cooperate with each Selling Holder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD"); and

              (n) during the period when the Prospectus is required to be delivered under the Securities Act, ,rapidly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

         Each Selling Holder, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 4, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by subsection (f) of this Section 4 or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Selling Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that the Company shall give any such notice, the time periods for which a Registration Statement is required to be kept effective pursuant to Sections 2 and 3 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Selling Holder shall have received (i) the copies of the supplemented or amended Prospectus contemplated by Section 4(f) or (ii) the Advice.

         5.   REGISTRATION EXPENSES.

              All expenses incident to the Company's performance of, or compliance with, the provisions hereof, including without limitation, all Commission and securities exchange or NASD registration and filing fees, fees and expenses of compliance with securities or "blue sky" laws (including fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), fees and expenses incurred in connection with the listing of the securities to be registered, if any, on each securities exchange on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expense of any special audit or "cold comfort" letters required by, or incident to, such performance), Securities Act liability insurance (if the Company elects to obtain such insurance), any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company in connection with each registration hereunder (but not including the fees and expense of Holders' Counsel) are herein called "Registration Expenses."

              The Company will pay all Registration Expenses in connection with each Registration Statement filed pursuant to Section 2 or Section 3 except as otherwise set forth therein. All expenses to be borne by the Holders (including the expenses of Holders' Counsel) in connection with any Registration Statement filed pursuant to Section 2 shall be borne by the participating Holders pro rata in relation to the number of shares of Registrable Securities to be registered by each Holder.

         6.   INDEMNIFICATION; CONTRIBUTION.

              (a) Indemnification by the Company. The Company agrees to indemnity and hold harmless, to the full extent permitted by law, each Holder, its officers, directors and each Person who controls such Holder (within the meaning of the Securities Act), and any agent or investment adviser thereof, against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, any amendment or supplement thereto, any Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission based upon information with respect to such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein; provided that, in the event that the Prospectus shall have been amended or supplemented and copies thereof as so amended or supplemented, shall have been furnished to a Holder prior to the confirmation of any sales of Registrable Securities, such indemnity with respect to the Prospectus shall not inure to the benefit of such Holder if the Person asserting such loss, claim, damage or liability and who purchased the Registrable Securities from such holder did not, at or prior to the confirmation of the sale of the Registrable Securities to such Person, receive a copy of the Prospectus as so amended or supplemented and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as so amended or supplemented.

              (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to the name and address of such Holder and such other information as may be reasonably required for use in connection with any such Registration Statement or Prospectus and agrees to indemnity, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in or such omission or alleged omission relates to any information with respect to such Holder so furnished in writing by such Holder specifically for inclusion in any Prospectus or Registration Statement; provided, however, that such Holder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus or amendment thereof or supplement thereto, such Holder has furnished in writing to the Company information expressly for use in such Registration Statement or Prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company. In no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

              (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to the provisions hereof and, unless in the judgment of counsel of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel (plus such local counsel, if any, as may be reasonably required in other jurisdictions) with respect to such claim, unless in the judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. For the purposes of this Section 6(c), the term "conflict of interest" shall mean that there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or such other indemnified parties, as applicable, which different or additional defenses make joint representation inappropriate.

              (d) Contribution. If the indemnification from the indemnifying party provided for in this Section 6 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

              The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (e) If indemnification is available under this Section 6, the indemnifying parties shall indemnity each indemnified party to the full extent provided in Sections 6(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6(d).

         7.   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

              No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         8.   TRANSFER OR AS AN IMMINENT RIGHT.

              The rights to cause the Company to register Registrable Securities granted pursuant to the provisions hereof may be transferred or assigned by any Holder to a transferee or assignee; provided; however, that the transferee or assignee of such rights assumes the obligations of such transferor or assignor, as the case may be, hereunder.

         9.   AMENDMENT.

              Except as otherwise provided herein, the provisions hereof may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the aggregate number of the Registrable Securities then outstanding.

         10.  MISCELLANEOUS.

              (a) Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mail, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, to the address set forth in Section 9.5 of the SPC Agreement.

              (b) Entire Agreement. This Agreement and any other document referred to herein or delivered pursuant hereto collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.

              (c) Binding Effects; Benefits; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

              (d) Headings. The descriptive headings of the various sections and subsections of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Reference to sections and subsections, unless otherwise specified, are to sections and subsections of this Agreement.

              (e) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

              (f) Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed and construed with the laws of the State of California, without regard to the conflict of laws thereof.

              (g) Severability. If any term, provision, covenant or restriction contained in this agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

              (h) Joinder. Any person who becomes a party to the SPC Agreement to which the Shareholders are a party pursuant to a Joinder Agreement referred to therein may, pursuant to the terms of such Joinder Agreement, be made a party to this Agreement, and thereupon shall be considered to be a Shareholder for all purposes hereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

COMPANY:                             EMARKETPLACE, INC.

                                     By: /s/ ROBERT WALLACE
                                         ---------------------------------------
                                         Robert Wallace, Chairman of the Board
                                         of Directors


SHAREHOLDERS:                            /s/ C. JETT WINTER
                                         ---------------------------------------
                                         C. Jett Winter


                                         /s/ MITCHELL STEVKO
                                         ---------------------------------------
                                         Mitchell Stevko

                                                                      SCHEDULE I

                                 SPC AGREEMENTS

     1. Stock Purchase and Contribution Agreement, dated November 5, 1999, among eMarketplace, Inc., Top Team, Inc., Full Moon Interactive Group, Inc. and the Sellers identified therein.

     2. Stock Purchase and Contribution Agreement, dated November 10, 1999, among eMarketplace, Inc., Top Team, Inc., Devries Data Systems, Inc.. and the Sellers identified therein.

     3. Stock Purchase and Contribution Agreement, dated November 10, 1999, among eMarketplace, Inc., Top Team, Inc., Orrell Communications, Inc. and the Sellers identified therein.

     4. Stock Purchase and Contribution Agreement, dated November 10, 1999, among eMarketplace, Inc., Top Team, Inc., Muccino Design Group, Inc. and the Sellers identified therein.

     5. Stock Purchase and Contribution Agreement, dated November 10, 1999, among eMarketplace, Inc., Top Team, Inc., Image Network, Inc. and the Sellers identified therein.

     6. Stock Purchase and Contribution Agreement, dated November 23 1999, among eMarketplace, Inc., Top Team, Inc., Oncourse Network, Inc. and Kent Rhodes.

     7. Stock Purchase and Merger Agreement among eMarketplace, Inc., Full Moon Interactive, Inc., Acclaim Technologies, Inc., Acclaim Technologies Acquisition Corp. and the Sellers identified therein.

     8. Merger Agreement, dated as of June 26, 2000, among eMarketplace, Inc., Full Moon Interactive, Inc., BayWeb, Inc. and the Principal Sellers identified therein.